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                                                                    Exhibit 10.9

                               SUBLEASE AGREEMENT
                2130 N. HOLLYWOOD WAY, BURBANK, CALIFORNIA 91504

     THIS SUBLEASE AGREEMENT ("SUBLEASE"), made as of September 26, 1994, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called "Sublessor" and TELETECH TELECOMMUNICATIONS, INC., a California corporation, having its principal office at 15355 Morrison Street, Sherman Oaks, CA 91403, hereinafter called "SUBLESSEE".

                                   WITNESSETH:

     WHEREAS, by Agreement of Lease dated July 16, 1993, as amended by that certain Amendment No. 1 to Lease dated as of September 15, 1993, and by that certain Amendment No. 2 to Lease and Lease Assignment and Assumption dated as of September 26, 1994, a true and complete copy of which is attached hereto as Sublease Exhibit A and incorporated herein by this reference (collectively, herein called the "PRIME LEASE"), Sublessor leases from CP Private Partners, LP-1 (the "PRIME LESSOR") the building commonly known as 2130 N. Hollywood Way, Burbank, CA 91504 (the "BUILDING"); and

     WHEREAS, Sublessee desires to sublease a portion of the Building from Sublessor, and Sublessor desires to sublease such portion of the Building to Sublessee; and

     WHEREAS, Sublessor represents, warrants, and covenants that the Prime Lease is enforceable against the owner of the "Land" as such term is defined in the Prime Lease.

     NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublessor and Sublessee stipulate, covenant and agree as follows:

1. PREMISES. Sublessor does hereby sublease to Sublessee a portion of the Building consisting of approximately 44,973 square feet of rentable area (the "Sublease Premises") as outlined on Sublease Exhibit C, which is attached hereto and made a part hereof. Unless a different meaning is clearly expressed in this Sublease, all terms having their initial letters capitalized and used without definition shall have the meaning ascribed to them in the Prime Lease.

2.   SUBLEASE TERM.

     2.1 COMMENCEMENT DATE. The term of this Sublease shall commence on the date ("Commencement Date") which is the earlier of (a) the date the Sublease Premises are ready for occupancy as specified in Section 2.2; (b) the date on which Sublessee takes possession of or occupies any portion of the Sublease Premises for the conduct of its business; or (c) the date the Sublease Premises would have been ready for occupancy but for Sublessee Delay (as

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defined in Sublessor's Improvement Letter) and shall end on January 14, 2000, unless sooner terminated pursuant hereto ("Sublease Term"). The Commencement Date is projected to occur on or before January 15, 1995. Promptly following the Commencement Date, Sublessor and Sublessee shall execute and acknowledge a Memorandum of Sublease Commencement in the form attached hereto as Sublease Exhibit D, setting forth the Commencement Date and the expiration date of the Sublease Term.

     2.2 OCCUPANCY DATE. Sublessor shall construct and complete all construction for the Sublease Premises for occupancy by Sublessee on or before January 15, 1995, in accordance with the specifications and drawings approved by Sublessee and Sublessor and in accordance with the provisions of Sublessor's Improvement Letter, attached hereto as Sublease Exhibit E. Sublessor shall deliver to Sublessee a written notice stating the date on which the Sublease Premises will be ready for occupancy (the "Occupancy Date"), such notice to be given not less than 30 days prior to the Occupancy Date indicated in the notice. The Sublease Premises shall be deemed ready for occupancy when (a) Sublessee has uninterrupted and safe access to the Sublease Premises; (b) the Building Service Systems, the Leased Premises Service Systems, and the Building Parking Area are operational to the extent necessary to service the Sublease Premises; (c) Sublessor has provided Sublessee the number of parking spaces set forth in
Section 12 and the Building Parking Area is ready for the parking of such automobiles; (d) Sublessor has substantially completed all the work and improvements (as described in Sublessor's Improvement Letter) required to be performed by Sublessor other than (i) minor details of construction and decoration and minor mechanical adjustments which do not materially interfere with Sublessee's use of the Sublease Premises (i.e., punch list items), and (ii) any work or improvements on any portion of the Sublease Premises which is not completed due to any Sublessee Delay (as defined in Sublessor's Improvement Letter); and (e) Sublessor shall have (i) obtained a Certificate of Occupancy for the Building or a temporary Certificate of Occupancy (or equivalent permit from the city of Burbank) permitting occupancy of the portion of the Building on which the Sublease Premises are located, or (ii) completed all work and improvements necessary to entitle Sublessor to the issuance of such a Certificate of Occupancy or a temporary Certificate of Occupancy (or equivalent permit) for such space, other than for work and improvements not completed due to any Sublessee Delay. Notwithstanding anything to the contrary set forth above, if the Occupancy Date is delayed as a result of any act or omission of any kind by Sublessee, its agents or employees, the Commencement Date (and the commencement of Sublessee's obligation to pay rent) shall be determined without regard to such delay.

     2.3 ACCEPTANCE. By entering into possession and occupancy of the Sublease Premises and except for such matters as Sublessee shall specify to Sublessor in writing within thirty (30) days

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thereafter, Sublessee shall be conclusively deemed to have accepted the Sublease
Premises and to have agreed that Sublessor, up to the time of such occupancy, had performed all of its obligations hereunder with respect to the Sublease Premises and that the Sublease Premises are in satisfactory condition and in full compliance with the requirements of this Sublease, except for minor details of construction, decoration and mechanical adjustments referred to in Section 2.2.

     2.4 CANCELLATION FOR FAILURE TO COMPLETE. Sublessee shall have the right to cancel and terminate this Sublease (and the rights and obligations of the parties hereunder) if, on or before April 15, 1995 ("Completion Date"), the Commencement Date has failed to occur. In the event of such termination, Sublessor shall immediately return to Sublessee all sums paid by Sublessee to Sublessor pursuant to this Sublease. The Completion Date shall be delayed, on a day-for-day basis, by any Sublessee Delay of the type described in Sublessor's Improvement Letter. The Completion Date shall also be delayed, on a day-for-day basis for up to three (3) additional months, by force majeure delays as described below.

          2.4.1 Delays due to fire, earthquake, flood, enemy actions, civil commotion, unavoidable casualty, acts of God, or action or inaction of government entities shall be deemed force majeure delays for purposes of this
Section 2.4.

          2.4.2 Sublessee's right to cancel and terminate this Sublease must be exercised by a written notice to Sublessor given within thirty (30) days after the Completion Date. Sublessee's cancellation and termination of this Sublease pursuant to this Section 2.4 shall be effective thirty (30) days after delivery of said cancellation notice to Sublessor, if, within said thirty (30) day period, the Commencement Date has still not occurred. Landlord shall be deemed to have satisfied all of its obligations under this Section 2.4 upon the occurrence of the Commencement Date.

     2.5 HOLDOVER. If Sublessee remains in the Sublease Premises beyond the expiration or earlier termination of the Sublease Term, such holding over in itself shall not constitute a renewal or extension of this Sublease but in such event, a tenancy from month to month shall arise. During the holdover period, Sublessee shall pay a monthly rental (holdover Base Rent") equal to the following:

          2.5.1 If Sublessee is the sole occupant of the Building, Holdover Base Rent shall equal: (a) Sublessor's installment of holdover rent payable to Prime Lessor pursuant to Article 25 of the Prime Lease for the same month of the Sublease Term, plus (b) Operating Expenses and Real Estate Taxes payable by Sublessor to Prime Lessor.

          2.5.2 If Sublessee is not the sole occupant of the Building, the Holdover Base Rent shall equal: (a) Sublessee's PRO

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RATA share of Sublessor's installment of holdover rent payable to Prime Lessor pursuant to Article 25 of the Prime Lease for the same month of the Sublease Term, plus (b) Sublessee's PRO RATA share of Operating Expenses and Real Estate Taxes payable by Sublessor to Prime Lessor.

3. USES. Sublessee shall use and occupy the Sublease Premises for general office and storage uses only. Sublessor shall be responsible for obtaining permits for Sublessee's uses that will be required for Sublessee's occupancy of the Sublease Premises. If, thereafter, Sublessee shall institute a special use of the Sublease Premises, which requires an amendment to the existing certificate of occupancy, Sublessee shall be responsible for obtaining the same as well as any other governmental permit, approval or license required by applicable Laws. Sublessor shall cooperate with Sublessee and shall execute all applications, authorizations and other instruments reasonably required to enable Sublessee to fulfill its responsibilities under this Section.

     3.1 RESTRICTIONS ON OPENINGS IN NORTHERN WALL OF BUILDING. Sublessee acknowledges that the City of Burbank has required that Prime Lessor execute and record a Statement of Covenants in the form of Exhibit A to Amendment No. 1 to the Prime Lease (the "Statement of Covenants"). Sublessee acknowledges that under the circumstances described in the Statement of Covenants, Prime Lessor may be required to remove any openings in the northern wall of the Building to the extent required to comply with applicable Uniform Building Code requirements. In such event, notwithstanding anything to the contrary in this Sublease, Sublessee shall cooperate with Prime Lessor and permit such work to be completed in accordance with the Statement of Covenants (including without limitation paragraphs 3 and 4 thereof) in an efficient and expeditious manner. Any such alterations shall be at Prime Lessor's sole expense.

4.   RENTS AND ADDITIONAL RENT.

     4.1 SUBLEASE RENT. Sublessee shall pay Sublessor the annual rent of Six Hundred Forty-Seven Thousand Six Hundred Eleven and 20/100 Dollars ($647,611.20) payable in equal monthly installments of Fifty-Three Thousand Nine Hundred Sixty-Seven and 60/100 Dollars ($53,967.60) in advance on the first day of each month during the term of this Sublease without deduction, set off or demand. Rent for any portion of a month shall be prorated on a thirty (30) day basis. Rent payments will be delivered to Sublessor's office located at Scribcor, Incorporated, as agent for IBM lease administration, P.O. Box 809224 Chicago, Illinois 60680-9224, or such other place as Sublessor may designate in writing. The annual rent set forth above is comprised of a base rent of Fourteen and 40/100 Dollars ($14.40) per square foot of rentable area.

     4.2 ADDITIONAL RENT. Sublessee shall pay as additional rent its PRO RATA share of any increases in Operating Expenses and Real

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Estate Taxes above Base Year Operating Expenses and Base Year Real Estate Taxes,
which are due under Sections 3.04 and 3.05 of the Prime Lease. Sublessee's PRO RATA share is 50.01 %, which is the ratio that 44,973 square feet of rentable area of the Sublease Premises bears to 89,780 square feet of rentable area in the Building. In interpreting and applying the terms of the Prime Lease to Sublessee, Sublessor agrees that Sublessee is responsible for only its PRO RATA share of Operating Expenses, Real Estate Taxes, and other items of Additional Rent to the extent such charges are not allocated PRO RATA according to rentable area of the Building in the Prime Lease. Sublessor shall furnish Sublessee with a true copy of the statement of Operating Expenses and Real Estate Taxes, delivered by Prime Lessor to Sublessor pursuant to the Prime Lease and include thereon a detailed statement of Sublessee's PRO RATA share of any increase in Operating Expenses or Real Estate Taxes. Sublessee shall reimburse Sublessor within thirty (30) days after the Operating Expense or Real Estate Taxes statement is furnished to Sublessee.

5.   INCORPORATION OF PRIME LEASE.

     5.1 This Sublease is subject to all of the terms of the Prime Lease with the same force and effect as if fully set forth herein at length, excepting only as otherwise specifically provided herein. All of the terms with which Sublessor is bound to comply under the Prime Lease shall, to the extent only that they apply to the Sublease Premises and except as otherwise provided herein, be binding upon Sublessee, and all of the obligations of Prime Lessor set forth in the Prime Lease shall, to the extent that they apply to the Sublease Premises, inure to Sublessee's benefit. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublessor and Sublessee shall be governed by the language of the various articles of the Prime Lease as if they were typed out in this Sublease in full, and the words "Lessor", "Lessee", and "Lease" as used in the Prime Lease, shall read, respectively, "Sublessor", "Sublessee", and "Sublease". The deletions and changes to the Prime Lease set forth in this Section 5 are made only in reference to the interpretation of the provisions of the Prime Lease between Sublessor and Sublessee and not between Prime Lessor and Sublessor.

     5.2 For the purposes of this Sublease, Section 1.02(c) (discussing single tenant occupancy of the Building) of the Prime Lease is deleted in its entirety.

     5.3 For the purposes of this Sublease, Section 2.01 ("Initial Term") of the Prime Lease is deleted in its entirety.

     5.4 For the purposes of this Sublease, Section 2.02 ("Extended Term") of the Prime Lease is deleted in its entirety and replaced with the following:

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          "Section 2.02. All adjustments to the Lease to accommodate a multi-tenant building shall be made on a proportionate basis (for example, adjustments in Tenant's share of the Operating Expenses), except if the adjustment cannot be made on a proportionate basis (for example, signage and other Tenant rights), the adjustment shall be made on a fair and equitable basis. Any disagreements shall be subject to arbitration pursuant to Article Thirty-Eight. "

     5.5 For the purposes of this Sublease, Section 3.01 ("Annual Rent") of the Prime Lease is deleted in its entirety.

     5.6 For the purposes of this Sublease, Section 3.02 ("Extended Term Rent") of the Prime Lease is deleted in its entirety.

     5.7  For the purposes of this Sublease, the first paragraph only of Section
3.04 ("Operating Expenses") of the Prime Lease is deleted in its entirety and replaced with the following:

          "Section 3.04 OPERATING EXPENSES. Tenant shall pay as Additional Rent the amount by which the annual Operating Expenses for each Operating Expense Escalation Year exceed the Operating Expenses of the calendar year 1995 ("Operating Expense Base Year"). Notwithstanding the foregoing, during the Initial Term, Tenant's payment for increases in property management, contract services, landscaping and parking lot maintenance shall be limited to a four percent (4%) increase in any one year over the previous year."

     5.8 For the purposes of this Sublease, Section 3.04(a)(A)(3) (listing items included in operating expenses) of the Prime Lease is deleted in its entirety and replaced with the following:

          "(3) the cost of replacements for tools and maintenance equipment (such equipment shall not include air conditioning equipment, boilers, or any items of a capital nature; all tools and maintenance equipment purchased prior to and during the first year of full occupancy of the Building shall be considered capital items.);"

     5.9 For the purposes of this Sublease, Section 3.04(b) (defining "Operating Expense Base Year") of the Prime Lease is deleted in its entirety and replaced with the following:

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          "(b) The words "Operating Expense Base Year" shall mean
          calendar year 1995 for the Sublease Term."

     5.10 For the purposes of this Sublease, Section 3.05(c) (defining "Real Estate Tax Base Year") of the Prime Lease is deleted in its entirety and replaced with the following:

          "(c) The words "Real Estate Tax Base Year" shall mean calendar year 1995 or the first year in which the Building is assessed as fully completed, including the construction and completion of the Base Building and Tenant's Improvements (collectively referred to as the "Landlord's Work" in Exhibit C), whichever occurs later."

     5.11 For the purposes of this Sublease, Section 4.01 ("Construction") of the Prime Lease is deleted in its entirety.

     5.12 For the purposes of this Sublease, Section 4.02 ("Term Commencement Date") of the Prime Lease is deleted in its entirety.

     5.13 For the purposes of this Sublease, Section 4.06 ("Tenant's Rights") of the Prime Lease is deleted in its entirety.

     5.14 For the purposes of this Sublease, Section 8.02 ("Special Uses") of the Prime Lease is deleted in its entirety.

     5.15 For the purposes of this Sublease, Article 7 ("Parking") of the Prime Lease is deleted in its entirety.

     5.16 For the purposes of this Sublease, Section 13.01(a) ("Tenant's Changes
- - No Approval") of the Prime Lease is deleted in its entirety and replaced with the following:

                 "Section 13.01. SUBLESSEE'S CHANGES-NO APPROVAL

          (a) Sublessee may place and replace its trade fixtures, tools, machinery, furniture, floor covering, equipment and other tangible personal property ("Sublessee's Personal Property") in the Sublease Premises and may make alterations, improvements (including painting) replacements and other changes to the Leased Premises Service Systems and to the interior of the Sublease Premises as it may desire at its own expense without Sublessor's consent, provided that Sublessee complies with all applicable laws. Sublessee shall not alter, improve, replace or change the Building Service Systems or the Structure except in

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          accordance with Section 13.02. Sublessee's alterations, improvements, replacements and other changes to the Leased Premises Service Systems or Building Service Systems shall be made in a manner which does not impair the performance of, or cause damage to, such Service Systems, and does not increase Sublessor's maintenance obligations. At least five business days prior to the commencement of any such work within the Sublease Premises, Sublessee shall notify Sublessor of the expected date of commencement and Sublessor shall then have the right at any time and from time to time to post and maintain on the Sublease Premises such notices as Sublessor reasonably deems necessary to protect the Sublease Premises, the Building and Sublessor from mechanics' and other liens. In any event, Sublessee shall not permit any mechanics' or other liens to be levied against the Project for any labor or materials furnished to Sublessee or claimed to have been furnished to Sublessee or to Sublessee's agents or contractors. All alterations, improvements or additions in or about the Sublease Premises performed by or on behalf of Sublessee shall be done in a good, workmanlike manner (consistent with a quality office environment) and in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover. Notwithstanding the foregoing, this provision shall only apply to alterations, improvements, replacements and other changes to the Sublease Premises costing less than Fifty Thousand Dollars ($50,000) in each instance and Sublessee shall obtain prior written approval of Sublessee's contractors from Prime Lessor."

     5.17 For the purposes of this Sublease, Article 17 ("Signs") of the Prime Lease is deleted in its entirety.

     5.18 For the purposes of this Sublease, Article 20 ("IBM Rent Guaranty") of the Prime Lease is deleted in its entirety.

     5.19 For the purposes of this Sublease, Section 24.02 ("Suspension of Tenant Default") of the Prime Lease is deleted in its entirety.

     5.20 For the purposes of this Sublease, Article 25 ("Holdover") of the Prime Lease is deleted in its entirety.

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     5.21 For the purposes of this Sublease, Article 26 ("Notices") of the Prime
Lease is deleted in its entirety.

     5.22 Sublessor and Sublessee acknowledge that the Prime Lease is missing its EXHIBIT F, referenced in Article 32 ("Rules and Regulations") which sets forth the rules and regulations applicable to the Project. For the purposes of this Sublease, the Rules and Regulations" attached hereto as Sublease Exhibit F shall be deemed to be the Rules and Regulations referred to in Article 32 ("Rules and Regulations") of the Prime Lease. In the event the terms of the Rules and Regulations are inconsistent with the terms and conditions of this Sublease, the terms and conditions of this Sublease shall control. The Rules and Regulations shall not be deemed to apply to any trailer, container, or other facility housing Sublessee's emergency generator equipment.

     5.23 For the purposes of this Sublease, Article 37 ("Brokers") of the Prime Lease is deleted in its entirety and replaced with the following:

                              "ARTICLE THIRTY-SEVEN

                                     BROKER

               Sublessee warrants that it has not had any contact or dealings with any person or real estate broker other than Beitler Commercial Real Estate Services and CB Commercial Real Estate Group, Inc., which would give rise to the payment of any fee or brokerage commission in connection with this Sublease, and Sublessee shall indemnify, hold harmless and defend Sublessor from and against any liability with respect to any fee or brokerage commission (except one owing to Beitler Commercial Real Estate Services or CB Commercial Real Estate Group, Inc.) arising out of any act or omission of Sublessee. Sublessor covenants and agrees to pay all real estate commissions due in connection with this Lease to CB Commercial Real, Estate Group, Inc. in accordance with the terms and conditions of Sublessor's commission agreement."

     5.24 For the purposes of this Sublease, any arbitration proceeding between Sublessor and Sublessee pursuant to Section 38.03 ("Selection of Arbitrator") shall take place at a mutually acceptable location in the City of Los Angeles, California. To the extent that any arbitration proceeding involves Prime Lessor, Sublessor agrees to use its best efforts to have such arbitration

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proceeding take place at a mutually acceptable location in the City of Los
Angeles, California.

     5.25 For the purposes of this Sublease, Article 44 ("Project Management Moving Expenses") of the Prime Lease is deleted in its entirety.

     5.26 For the purposes of this Sublease, Exhibit D ("IBM Rent Guaranty") of the Prime Lease is deleted in its entirety.

6. BURBANK BLENDING FACILITY. Sublessor and Sublessee acknowledge that the Project is immediately adjacent to the Burbank Blending Facility (Project #04-2708) ("BURBANK FACILITY"), which facility is intended to remediate contaminated groundwater in the surrounding area.

     6.1 NOISE MITIGATION. Sublessor shall cause Prime Lessor to mitigate noise from the Burbank Facility pursuant to the letter dated July 16, 1993, that is referenced in Article Forty-Three of the Prime Lease.

     6.2 ENVIRONMENTAL LIABILITY. Notwithstanding Article 15 of the Prime Lease, in no event will Sublessee have any obligation or liability with respect to compliance with environmental Laws associated with the Burbank Facility or the contaminated groundwater in the surrounding area and Project, if any.

7.   QUIET ENJOYMENT

     7.1 SUBLESSOR. Sublessor covenants and agrees with Sublessee that upon Sublessee paying the rent and additional rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Sublease Premises during the Sublease Term. Sublessee shall have no claim against Sublessor for any earlier termination of the Sublease Term unless such termination was caused by the default of Sublessor in the performance of its obligations under the Prime Lease which have been assumed by Sublessor under this Sublease and have not been assumed by Sublessee hereunder.

     7.2 SUBLESSEE. Sublessee covenants and agrees that Sublessee shall not do or suffer or permit anything to be done which would constitute a default under the Prime Lease or would cause the Prime Lease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Lessor under the Prime Lease, and that Sublessee will indemnify and hold harmless Sublessor from and defend Sublessor against all claims, liabilities, losses and damages of any kind whatsoever (excepting special and consequential damages)

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that Sublessor may incur by reason of, resulting from or arising out of any such cancellation, termination or forfeiture.

8. NOTICES. Any notice, demand or request under this Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by registered or certified mail (return receipt requested) which is deposited in the United States general or branch post office, or delivered by private express mail service. Any notice, demand or request by Sublessor to Sublessee shall be addressed to Sublessee at:

          TeleTech Telecommunications, Inc.
          1700 Lincoln Street
          14th Floor
          Denver, CO 80203-4514
          Attention:  Mr. Kenneth D. Tuchman


          prior to the Commencement Date and at the Sublease Premises after the Commencement Date, with a copy sent simultaneously to:

          AHN & LEE
          Suite 2000
          3435 Wilshire Boulevard
          Los Angeles, CA 90010-2006
          Attention: Charles Ahn, Esq.

until otherwise directed in writing by Sublessee. Any notice, demand or request by Sublessee to Sublessor shall be addressed to Sublessor at:

          IBM Real Estate Services
          355 South Grand Avenue
          12th Floor
          Los Angeles, CA 90071
          Attention: Program Manager

          with a copy sent simultaneously to:

          IBM Real Estate and Procurement Services
          Old Orchard Road
          Armonk, NY 10504
          Attention: Associate General Counsel - Real Estate and Procurement Services

until otherwise directed in writing by Sublessor. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

9.   ASSIGNMENT AND SUBLETTING.

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     9.1  For the purposes of this Sublease, Article 27 ("Assignment or
Sublease") of the Prime Lease is deleted in its entirety and replaced with the following:

                              "ARTICLE TWENTY-SEVEN

                            ASSIGNMENT AND SUBLETTING

          Without the consent of Sublessor, Sublessee may assign this Sublease or sublet all or any part of the Sublease Premises at any time during the Sublease Term to (a) an Affiliated Person of Sublessee, or (b) a successor entity created by merger, reorganization, recapitalization, or acquisition. Sublessee shall be permitted to retain the profit, if any from such assignment or sublease. For purposes of this Section, the words "Affiliated Person of Sublessee" mean a Person, directly or indirectly, through one or more intermediaries, controlled by Sublessee or under common control with Sublessee."

     9.2  In addition to Sublessee's right to assign, sublet, or both under
Section 9.1 above, Sublessee shall have all the rights of Sublessor under the Prime Lease to assign, sublet, or both to the extent such rights, if any, may be exercised by Sublessee as a sublessee under the Prime Lease. Sublessor shall cooperate with Sublessee, as reasonably requested by Sublessee, in any efforts by Sublessee to obtain the consent of Prime Lessor to any assignment or subletting.

     9.3 No assignment or sublease of the Sublease shall operate to release Sublessee from its obligations under this Sublease. Failure of Sublessor to obtain the consent of Prime Lessor, if required, or submission by Sublessee of a proposed assignee or subtenant who, in the opinion of Sublessor reasonably exercised, is a competitor of Sublessor shall in each case be a reasonable and conclusive basis for withholding consent.

10. PRIME LESSOR'S RESPONSIBILITIES. Sublessee recognizes that Sublessor is not in a position to furnish the services set forth in the Prime Lease, obtain an agreement of non-disturbance, or how to perform certain other obligations which are not within the control of Sublessor, such as, without limitation, maintenance, repairs and replacements to the Building and premises, compliance with laws, and restoration of the premises and Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Sublessee agrees that Sublessee shall look solely to Prime Lessor to furnish all services and to perform all obligations agreed upon by Prime Lessor under the Lease to furnish and perform. Sublessor shall not be liable to Sublessee or

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be deemed in default hereunder for failure of Prime Lessor to furnish or perform the same. However, whenever under the terms of the Prime Lease, Prime Lessor shall fail to perform any of its Prime Lease obligations pertaining to the Sublease Premises, Sublessee may, at its option, enforce performance thereof if and to the extent authorized by the terms of the Prime Lease, and Sublessor shall cooperate with Sublessee in such enforcement. Notwithstanding the foregoing sentence, Sublessor shall not be obligated to cooperate with Sublessee in enforcing Prime Lessor's Prime Lease obligations under Sections 6.02, 9.04, 13.01, or 24.03 of the Prime Lease if Sublessor reasonably determines in good faith that Prime Lessor has not breached or defaulted on its Prime Lease obligations under such Sections of the Prime Lease.

11. CASUALTY AND CONDEMNATION. Article 10, titled "Fire and Other Casualty - Insurance", and Article 12, titled "Condemnation", of the Prime Lease are modified to provide that: (a) every reference to a time period in excess of two hundred (200) days is to be reduced to one hundred twenty-five (125) days, and
(b) if by operation of either of these two Articles the Prime Lease is not terminated and continues in full force and effect, this Sublease shall not be terminated but shall also continue in full force and effect, except that until the premises are restored in accordance with these two Articles there shall be a proportionate abatement of annual rent and additional rent payable hereunder to the extent of damage to the premises as determined by Prime Lessor, Sublessor and Sublessee; provided, however, that such abatement shall in no event exceed the abatement granted to Sublessor under the Prime Lease for the premises and, provided further, that no compensation or claim or reduction will be allowed or paid by Sublessor by reason of inconvenience, annoyance or injury to Sublessee's business arising from the necessity of effecting repairs to the premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease.

12. PARKING. Sublessor shall, without charge to Sublessee, provide and maintain for the exclusive use of Sublessee's employees and invitees, designated parking areas in the Building Parking Area as shown on Sublease Exhibit C sufficient to accommodate One Hundred Twenty-Six (126) automobiles (as striped on the execution date of this Sublease). On or before the Commencement Date, Sublessor shall have the option of (a) providing Sublessee with an additional Sixty-Three (63) spaces for a total of One Hundred Eighty-Nine (189) spaces during the Sublease Term, or (b) waiving Sublessee's monthly installment of all rents for the second month of the Sublease Term. If Sublessor and Four Media Company execute a sublease for part of the Building prior to the Commencement Date, Sublessor and Sublessee agree that Sublessor shall exercise option (a) of the prior sentence and provide Sublessee with the additional Sixty-Three (63) parking spaces. Sublessee shall have access to the Building Parking Area twenty-four (24) hours a day, seven (7) days a week. The Building Parking Area shall be illuminated to maintain a safe environment and maintained in a clean, safe and good condition. Sublessor reserves the right to enforce Sublessee's use of only its designated portion of the Building Parking Area at Sublessee's expense, subject to Sublessee's additional parking rights set forth below.

     12.1 RESTRIPING. After obtaining Sublessor's written consent, which consent shall not be unreasonably withheld or delayed, Sublessee at its expense may restripe its designated parking areas within the Building Parking Area shown on Sublease Exhibit C. Any additional parking spaces created by such restriping shall be reserved for the exclusive use of Sublessee's employees and invitees. At the end of the Sublease Term and if requested in writing by Prime Lessor, Sublessee shall restore the parking configuration of its designated parking areas to the condition as striped on the execution date of this Sublease.

     12.2 PARKING RIGHTS OF OTHER SUBTENANTS. Sublessor agrees to use reasonable diligence in minimizing the number of parking spaces used by, or granted to, other subtenants to the Building. In no event, however, will Sublessor provide a subtenant of the Building, other than Sublessee, more than
2.8 parking spaces per 1,000 square feet of subleased premises for that subtenant.

13. SECURITY DEPOSIT. Sublessee shall give Sublessor a check for $107,935.20 made to "Scribcor, Inc.", when the Sublease is executed by Sublessee. Such $107,935.20 check shall represent payment of $53,967.60 for the first month's rent and a $53,967.60 refundable security deposit.

14. SIGNAGE. Sublessee shall have the right to install its sign on the top of the shared building monument and on the facade of the Building above its front entry doors to the Sublease Premises, at Sublessee's expense, provided however that such signage may be included as part of the work and improvements provided for in Sublessor's Improvement Letter and may be installed prior to completion of all work and improvements, subject to Sublessor's reasonable approval. The exact location, size, materials, coloring, lettering and lighting of all the foregoing signage shall be agreed upon by Sublessor and Sublessee.

15. CONSENT OF PRIME LESSOR. This Sublease shall not become effective unless and until Sublessor has obtained and delivered to Sublessee the written consent of Prime Lessor to the subletting herein within ten (10) days after the execution of this Sublease by both Sublessor and Sublessee. The failure to obtain the written consent of Prime Lessor shall not terminate this Sublease nor terminate any further claim by either party against the other hereunder.

16.  RIGHT OF FIRST OFFER.

     16.1 PROPOSAL TO LEASE. Provided Sublessee is not in default hereunder, whenever any portion of the Building is available for lease to others (the "AVAILABLE SPACE"), Sublessee shall have a right of first offer as set forth herein. Provided Sublessee has given Sublessor notice of Sublessee's interest in leasing Available Space (which notice shall contain the approximate amount of rentable area in which Sublessee is interested) Sublessor shall not, within thirty (30) days after receipt of such notice, enter into or commit to enter into any lease of Available Space containing rentable area in an amount which does not differ by more than twenty percent (20%) from the rentable area specified in Sublessee's notice without first proposing to Sublessee a rent and other lease terms for such space. The Rent for the Available Space shall be the Fair Market Rental Rate (including the cost of tenant improvements and any other prevailing economic terms? as reasonably determined by Sublessor; provided, however, in no event shall the Rent for the Available Space per square foot of rentable area be more than one hundred fifty percent (150%) of the Rent per square foot of rentable area payable by Sublessee for the Sublease Premises initially leased hereunder, as the same may be adjusted from time to time. If Sublessee does not accept the terms of such proposal within five (5) days after receipt thereof, or does not execute an appropriate lease amendment reflecting such acceptance within fifteen (15) days after receipt thereof, Sublessor shall be free to lease such space to any other person.

     16.2 SAME TERMS AND CONDITIONS. As of the date that Sublessor delivers actual possession to Sublessee of any Available Space subleased by Sublessee, such Available Space shall become part of the Sublease Premises and, except for the Fair Market Rental Rate as determined in this Section 16, shall be leased upon the same terms and conditions as the Sublease Premises.

17. BINDING AND ENTIRE AGREEMENT. This Sublease shall be binding on Sublessee and its heirs and executors, and on the respective legal representatives, successors and assigns of the parties. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

     IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.

INTERNATIONAL BUSINESS MACHINES         TELETECHTELECOMMUNICATIONS, INC.
CORPORATION


By:  /s/ Paul T. Dimeo                  By: /s/ Kenneth D. Tuchman
   ----------------------------            -------------------------------------
   Paul Dimeo, Program Manager             Kenneth D. Tuchman, President
   IBM Real Estate Services

This sublease document is not intended to be a binding agreement until fully executed by both parties.

                               SUBLEASE EXHIBIT A
                                   PRIME LEASE
- --------------------------------------------------------------------------------

                                      LEASE

                            CP PRIVATE PARTNERS LP-1

                                   "LANDLORD"

                                       and

                                     ALTIUM

                                    "TENANT"





Dated:    July 16, 1993

                             BASIC LEASE INFORMATION

     The following Basic Lease Information is attached to the Lease for reference and convenience only. The Basic Information is qualified in all respects by the applicable provisions of the Lease, and if there is a conflict between the Basic Lease Information and the provisions of the Lease, the provisions of the Lease shall control.

Date of Lease:           July 16, 1993

Landlord:                CP Private Partners LP-1
                         c/o Cabot Partners Limited Partnership

Landlord Address:        Sixty State Street:
                         Boston, Massachusetts 02109

Tenant:                  Altium

Tenant Address:

After Term Commencement Date:
                         2130 N. Hollywood Way,
                         Burbank, CA 91504

Before Term Commencement Date:
                         1935 N. Buena Vista Street;
                         Burbank, CA 91504

Building Address:        2130 N. Hollywood Way;
                         Burbank, CA 91504

Leased Premises:         Approximately 89,780 square feet of rentable area
                         consisting of the entire Building.

Building:                Approximately 89,780 square feet of rentable area

Parking Spaces:          269

Term:                    Five (5) years
                         The target date is estimated to be January 15, 1994

Options to Extend:       Two (2) consecutive
                         Five (5) year options

Tenant's Share:          One Hundred percent (100%) of the Building

Annual Rent:             $1,346,700.00 per annum, computed at $15.00 per square
                         foot of rentable area

Service of Notices:      By personal delivery, registered or certified mail, or
                         by express mail as set forth in Article 26 of the Lease.

List of Exhibits:   Exhibit A:     Site Plan
                    Exhibit B:     Maintenance Specifications
                    Exhibit C:     Improvements Work Letter
                    Exhibit C:     Attachment 1
                                   Attachment 1-A Site Plan
                                   Attachment 1-B Elevation
                                   Attachment 1-C Pricing Plan PP-1
                                   Attachment 1-C.1    Final Space Plan
                                   Attachment 1-D Pricing Plan PP-2
                                   Attachment 1-E Pricing Plan PP-3
                                   Attachment 1-F Roofing Plan
                                   Attachment 1-G Equipment Heat Loads
                                   Attachment 1-H Computer Room Heat Loads
                    Exhibit D:     IBM Rent Guaranty
                    Exhibit E:     Title Exceptions

                                      LEASE

                                     PARTIES

THIS LEASE, made as of July 16, 1993, between CP Private Partners LP-1, a Delaware Limited Partnership having an office at Sixty State Street, Boston, Massachusetts 02109 hereinafter called "Landlord," and Altium, a California corporation, having its principal office at 2130 No. Hollywood Way, Burbank, California 91504 hereinafter called "Tenant."

                                   ARTICLE ONE

                                    PREMISES

     Section 1.01 LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, provisions and conditions of this Lease, the Leased Premises comprising the entire building, together with the improvements to be constructed upon said Leased Premises (the "Building") known by the name and street address of 2130 North Hollywood Way, Burbank, California, situated on a plot of land (the "Land") described on EXHIBIT A. The Land, Building, Leased Premises, Building Service Systems, Leased Premises Service Systems, and Building Parking Area are collectively referred to in this Lease as the "Project."

     Section 1.02   LEASED PREMISES.

     (a) The Leased Premises shall mean the entire Building, as shown on EXHIBIT A. The actual rentable area of the Building is 89,780 square feet, which square footage Landlord represents and warrants has been determined as set forth in Section 1.02(b) below.

     (b) The rentable area of the Building and the Leased Premises shall be computed whenever required pursuant to this Lease in accordance with the "American National Standard Method for Measuring Floor Area in Office Buildings ANSIZ65.1-1980 (reaffirmed 1989), approved June 21, 1989, incorporated herein by reference. Within sixty (60) days after the Leased Premises is Substantially Completed, either party may request that the Leased Premises and the Building be remeasured by Landlord's architect. If the actual rentable area of the Leased Premises is less, or the actual rentable area of the Building is more than the square footage set forth in Section 1.02(a), the Annual Rent and Tenant's Share of Additional Rent shall be decreased accordingly and the parties shall execute an amendment to this Lease which incorporates the changes. If the actual rentable area of the Leased Premises is more, or the actual rentable area of the Building is less than the square footage set forth in Section 1.02(a), there shall be no change.

     (c) Provided that Tenant continues to occupy the entire Building, the Leased Premises shall have the same meaning as the Project.

                                   ARTICLE TWO

                                      TERM

     Section 2.01 INITIAL TERM. Tenant shall lease the Leased Premises for an initial term of five (5) years ("Initial Term") to commence on the Term Commencement Date (as defined in Section 4.02), the target date for which is January 15, 1994, subject to extension and earlier termination as hereinafter provided. If the Initial Term commences on a date other than the first day of a month, it shall expire at the end of the day five (5) years from the last day of the month in which it commenced. If the Initial Term commences on the first day of a month, it shall expire at the end of the day five (5) years from the last day of the preceding month. The parties shall enter into a Supplemental Agreement setting forth the commencement and expiration dates of the Initial Term.

     Section 2.02   EXTENDED TERM.

     (a) Provided Tenant is not in default of any provisions of this Lease at the time of exercise of the option, which shall mean that Tenant has failed to cure any such default within the applicable grace period provided in Article 24, Tenant shall have the option to extend the term of this Lease for all or part of the Leased Premises for two (2) consecutive five (5) year term(s) (each an "Extended Term"). Each option shall be exercised by written notice to Landlord given at least nine (9) months prior to the expiration of the Initial Term or the applicable Extended Term. Each Extended Term shall be upon the same covenants, agreements, provisions and conditions that are contained herein for the Initial Term, except as expressly provided herein to the contrary and except for provisions that are inapplicable to an Extended Term. The Annual Rent payable during the applicable Extended Term shall be calculated in accordance with Section 3.02. As a condition to extending the term of this Lease, Tenant shall deliver a Lease Guaranty from International Business Machines Corporation in the form of Exhibit D, modified as necessary to reflect the dates and Annual Rent payable during the applicable Extended Term; alternatively, Tenant shall provide proof of similar creditworthiness or other corporate guaranty reasonably acceptable to Landlord.

     (b) If Tenant exercises either of its options to extend the term of this Lease for only part of the Leased Premises ("Partial Leased Premises"), the rentable square footage and location of such Partial Leased Premises shall be as described in Exhibit A (dotted line). If the first Extended Term applies only to the Partial Leased Premises, then Tenant's option as to the second Extended Term shall apply only to the Partial Leased Premises. In the event of the exercise of such option, the parties agree to amend this Lease and to make the appropriate adjustments insofar as necessary to make the Lease applicable to the commercially reasonable requirements of a multi-tenant building. All adjustments to the Lease to accommodate a multi-tenant building shall be made on a proportionate basis (for example, adjustments in Tenant's share of the Operating Expenses), except if the adjustment cannot be made on a proportionate basis (for example, signage and other Tenant rights), the adjustment shall be made on a fair and equitable basis. Any disagreements shall be subject to arbitration pursuant to Article Thirty-Eight.

     Section 2.03 TERM OF THIS LEASE. The word "Term" and the words "Term of this Lease" shall mean the Initial Term and any Extended Term which may become effective.

                                  ARTICLE THREE

                            RENT AND ADDITIONAL RENT

     Section 3.01 ANNUAL RENT. Commencing on the Term Commencement Date and subject to the provisions of this Lease, Tenant shall pay the Annual Rent of One Million Three Hundred Forty-Six Thousand Seven Hundred Dollars ($1,346,700.00) payable in equal monthly installments in advance of One Hundred Twelve Thousand Two Hundred Twenty-Five Dollars ($112,225.00) on the first day of each calendar month during the Initial Term. The Annual Rent has been calculated at the annual rate of Fifteen Dollars ($15.00) per square foot of rentable area Rent for any period of less than one month shall be apportioned based on the number of days in that month Tenant will pay the Annual Rent and Additional Rent to Landlord at the address stated above, or to such other person Of at such other place as Landlord may designate in writing. Upon execution of this Lease by both parties, Tenant shall deposit with Landlord the sum of One Hundred Twelve Thousand Two Hundred Twenty-Five Dollars ($112,225.00) which amount represents the first monthly installment of Annual Rent.

     Section 3.02 EXTENDED TERM RENT. The Annual Rent for each of the Extended Terms shall be calculated as follows:

     (a) Within thirty (30) days of Tenant's notification to Landlord of its exercise of the option for an Extended Term, Landlord shall provide Tenant with written notice of the rent for the Extended Term, calculated at ninety-three percent (93%) of the then prevailing Fair Market Rental Value for the first Extended Term, but not to exceed one hundred thirty percent (130%) of the sum of the Annual Rent and Additional Rent payable by Tenant for Real Estate Taxes and Operating Expenses, during the last year of the Initial Term. The rent for the second Extended Term shall be calculated at ninety-five percent (95%) of the then prevailing Fair Market Value for the second Extended Term. Fair Market Rental Value shall mean the rental rate, rent escalation provisions including a new base year for Operating Expenses and Real Estate Taxes, rental concessions, and the value of all other economic terms upon which similar Premises are being leased in the general area in which the Building is located, including the fact that Tenant's parking spaces are being provided free of charge during each Extended Term.

     (b) If Tenant objects in writing to such terms as proposed by Landlord within thirty (30) days following receipt of written notice of Landlord's determination of such Fair Market Rental Value, then Landlord and Tenant shall each select a qualified MAI appraiser with at least five (5) years experience in the Burbank, Glendale and Pasadena commercial office building real estate market, and the two selected appraisers shall jointly select a third appraiser. Landlord's and Tenant's appraisers shall each conduct separate appraisals and if the two appraisals are within ten percent (10%) of each other, the two appraisals shall be averaged to determine the Fair Market Rental Rate. If the difference in the two appraisals is in excess of ten percent (10%), the third appraiser will determine which appraisal of the two shall be selected as the determination of Fair Market Rental Value. The fees and expenses of the appraiser selected by each party shall be borne by each party, and those of the third appraiser, shall be borne equally by Landlord and Tenant.

     Section 3.03 ADDITIONAL RENT. In addition to Annual Rent, Tenant shall pay Additional Rent which shall mean all sums of money payable by Tenant under this Lease other than Annual Rent.

     Section 3.04 OPERATING EXPENSES. Tenant shall pay as Additional Rent the amount by which the annual Operating Expenses for each Operating Expense Escalation Year exceed the Operating Expenses for the calendar year 1994 ("Operating Expense Base Year"). Notwithstanding the foregoing, during the Initial Term, Tenant's payment for increases in property management, contract services, landscaping and parking lot maintenance shall be limited to a four percent (4%) increase in any one year over the previous year.

     (a) The words "Operating Expenses" shall mean the operating costs specified below in Paragraph A which are actually incurred by Landlord in the Operating Expense Base Year and in an Operating Expense Escalation Year, to the extent they are properly allocable

(in accordance with generally accepted accounting principles and practices consistently applied) to the operation, repair and maintenance of the Project. Any cost allocable to the items specified below in Paragraph B and any costs incurred in or allocated to the period after the expiration or earlier termination of the Term shall be excluded from Operating Expenses.

     A.   ITEMS INCLUDED IN OPERATING EXPENSES:

     (1) salaries, wages, and all other expenses incurred for the employment of the Building operating personnel, excluding Landlord's officers and partners, the Building manager and engineer and headquarters staff (such costs being covered under subparagraph (9);

     (2)  the cost of materials and supplies;

     (3) the cost of replacements for tools and maintenance equipment (such equipment shall not include air conditioning equipment, boilers, or any items of a capital nature; all tools and maintenance equipment purchased during the first year of full occupancy of the Building shall be considered capital items.);

     (4) amounts paid by Landlord to independent contractors for services (including full or part-time labor) and materials;

     (5)  Intentionally deleted

     (6)  Intentionally deleted

     (7) the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar charges related to operation of the Building;

     (8) premiums for insurance purchased by Landlord pursuant to Subsection 10.02(a), subject to Paragraph B, subparagraph (11) below;

     (9)  a management fee equal to 3.4% of the Annual Rent;


     (10) all costs and expenses (other than those of a capital nature) of maintaining, repairing and replacing paving, curbs, walkways and landscaping;

     (11) Intentionally deleted

     (12) the cost of normal maintenance of mechanical and electrical equipment, including heating, ventilating and air conditioning, but excluding capital expenditures (If because of guarantees, warranties or any other reasons, all of such costs are not incurred in the Operating Expense Base Year, the Operating

Expense Base Year for such costs shall be the first full calendar year that all such costs are incurred).

     (13) legal expenses arising out of the operation, use, occupation, or maintenance of the Project or the enforcement of the provisions of any agreements affecting the Project in an amount not to exceed One Thousand Dollars ($1,000.) for any one calendar year during the term of this Lease;

     (14) costs incurred by Landlord in making capital improvements to the Project following a fire or other casualty, subject to the limit in subparagraph B.(10) below, and the costs incurred by Landlord, during the Extended Terms only, in making capital improvements to the Leased Premises, the Building or the Project so as to comply with the requirements of Section 15.02.

     Operating Expenses shall be reduced by the amounts of any reimbursement, refund or credit received or receivable by Landlord with respect to any item of Operating Expenses. If any such reimbursement, refund or credit is received or receivable by Landlord in a later Operating Expense Escalation Year, it shall be applied against the Operating Expenses for such later Operating Expense Escalation Year; and, if the Term has expired, Tenant's Share of such item shall be promptly refunded by Landlord to Tenant.

     B.   ITEMS EXCLUDED FROM OPERATING EXPENSES:

     (1)  Intentionally deleted

     (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, retail store, sundry shop, newsstand, concession, or athletic or recreational club;

     (3) the cost of correcting defects in construction and removal of asbestos-containing material;

     (4) salaries of Landlord's officers and partners, its Building engineer and manager and its headquarters staff;

     (5)  Intentionally deleted

     (6)  Intentionally deleted

     (7) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, or otherwise;

     (8) the cost of any additions to the Project, or Operating Expenses generated by such additions, after the date of this Lease;

     (9) the cost of any repairs, alterations, additions, changes, replacements and the like which under generally accepted accounting principles and practices are properly classified as capital expenditures;

     (10) the cost of any repair made in accordance with Articles Ten and Twelve of this Lease entitled "Fire and Other Casualty - Insurance" and "Condemnation", except to the extent such cost, not to exceed Ten Thousand Dollars ($10,000.) in any one calendar year, is not covered due to deductible amounts under insurance Landlord is required to carry pursuant to this Lease;

     (11) Intentionally deleted

     (12) interest and principal payments on any debt, depreciation, and rental under any ground lease or other underlying lease;

     (13) Intentionally deleted

     (14) any advertising expenses;

     (15) any costs representing an amount paid to a Related or Affiliated Person of Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

     (16) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;

     (17) any expenses for repairs or maintenance which are covered by warranties, guarantees or service contract (excluding any mandatory deductibles);

     (18) legal expenses arising out of the construction of the Project or the enforcement of the provisions of this Lease;

     (19) new items not included in the Operating Expense Base Year, subject to Paragraph A, subparagraphs (12) above;

     (20) capital improvements to the Leased Premises, the Building or the Project which Landlord makes during the Initial Term in order to comply with the requirements of Section 15.02.

     (b) The words "Operating Expense Base Year" shall mean calendar year 1994 for the Initial Term and the first full calendar year of each Extended Term.

     (c) The words "Operating Expense Escalation Year" shall mean each calendar year, commencing with the first full calendar year after the Operating Expense Base Year. Any increase of Operating Expenses for any calendar year during the term of this Lease shall be apportioned so that Tenant shall pay Tenant's Share of only that portion of the increase for such year as falls within the Term.

     (d)  Intentionally deleted

     Section 3.05   REAL ESTATE TAXES.

     (a) Landlord shall pay when due all real estate taxes, assessments and other governmental charges which shall be levied or assessed or which become liens upon the Project (hereinafter called "Real Estate Taxes"). Tenant shall pay Landlord, as Additional Rent, Tenant's Share of the amount by which the Real Estate Taxes for each Real Estate Tax Escalation Year exceed the Real Estate Taxes for the Real Estate Tax Base Year.

     (b) Real Estate Taxes shall not include (1) income tax, tax on rents or rentals, excess profits or revenue tax, excise tax or inheritance tax, gift tax, gains tax, franchise tax, corporation tax, capital levy transfer, estate, succession or other similar tax or charge that may be payable by or chargeable to Landlord under any present or future Laws; (2) increases in assessments caused by Landlord's sale of all or any part of the Project or an interest therein or Landlord's refinancing of all or any part of the Project, any of which occurs during the Initial Term; (3) interest or penalties imposed upon Landlord for late payment of Real Estate Taxes; (4) special assessments ant Real Estate Taxes resulting from the expansion or renovation of the Project or from a tenant's improvements not approved by Tenant, and (5) Real Estate Taxes and assessments for a facility (such as a garage) and land used in connection therewith, including retail and other non-office space in the Project, for which a fee or rent is charged.

     (c) The words "Real Estate Tax Base Year" shall mean calendar year 1994 or the first year in which the Building is assessed as fully completed, including the construction and completion of the Base Building and Tenant's Improvements (collectively referred to as the "Landlord's Work" in Exhibit C), whichever occurs later.

     (d) The words "Real Estate Tax Escalation Year" shall mean each year after the Real Estate Tax Base Year.

     (e) If the Project is not taxed as a separate and independent tax lot, Landlord shall make application showing authorities to obtain a separate and independent assessment thereof. If the taxing authorities refuse to do so, the taxes assessed against the said tax lot shall be equitably apportioned.

     (f) The increase in Real Estate Taxes that Tenant is obligated to pay hereunder shall be the amount of Real Estate Taxes finally determined to be legally payable by legal proceedings or otherwise and paid by Landlord. If allowed by law, Landlord shall pay Real Estate Taxes in installments.

     (g) Any incentives or abatements of Real Estate Taxes which are received by or credited to Landlord shall be passed through to Tenant.

     Section 3.06   COMPUTATION AND BILLING.

     (a)  ESTIMATED PAYMENTS.

     (1) Landlord and Tenant agree that Operating Expenses for the Operating Expense Base Year is included in the Annual Rent. At least thirty (30) days prior to the beginning of the second calendar year and each calendar year thereafter (including partial years) during the Term, Landlord shall furnish Tenant with a statement setting forth the Landlord's estimate of the Operating Expenses for such calendar year. If, in the statement, the Landlord estimates that the sum of Operating Expenses then constituting a component of the Annual Rent (the "component") and estimated Operating Expenses then being paid by Tenant will not be sufficient to cover the Operating Expenses for such second or following year, Tenant shall pay on the first day of each calendar month during such second or following calendar year an amount equal to one-twelfth (1/12th) of the estimated increase in Operating Expenses shown on the statement such that the sum of the component and the estimated increase in Operating Expenses will be sufficient to cover Operating Expenses for such second or following calendar year.

     (2) Landlord may not always be able to comply with paragraph (1) and furnish a new statement prior to the year covered by the new statement. If Landlord shall furnish the statement after the beginning of the calendar year covered by the statement then, until the first day of the first month which is at least thirty (30) days following the date Tenant receives that statement (the "payment date"), Tenant shall continue to pay Landlord the same monthly sum, if any, then being paid by Tenant pursuant to this Section. Landlord shall notify Tenant in the new statement whether the sum of the component and estimated Operating Expenses paid by Tenant during the period between the end of the prior calendar year and date of the new statement is greater or less than the component and estimated monthly payments to be made in accordance with the new statement. If there is a deficiency, Tenant shall pay the lump sum amount thereof to Landlord on the payment date. If there was an overpayment, Landlord shall promptly refund the same to Tenant. On the payment date, and on the first day of each calendar month thereafter until the payment date with respect to the next statement, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of the component (or downward adjustment thereof, if appropriate) and the estimated increase in Operating Expenses shown on the statement.

     (3) If Tenant has made an overpayment by more than four percent (4%), the refund to Tenant shall include interest on the amount of the refund at the Interest Rate, determined as of the date of cash overpayment and accruing from the date of each overpayment to the date of refund by the Landlord.

     (b) ACTUAL EXPENSES. Within one hundred twenty (120) days after the last day of the second calendar year and each calendar year thereafter, Landlord shall furnish Tenant a statement for the prior calendar year setting forth the actual Operating Expenses for the prior calendar year, copies of any and all Real Estate Tax bills with respect to the Project for that year and such other data with respect to the statement as Tenant may reasonably request. Tenant's request may be made after Tenant is required to make a payment under this paragraph, in which event Tenant shall make payment without prejudice to Tenant's rights under Section 3.06(d). Within thirty (30) days after receiving Landlord's statement, copies of Real Estate Tax bills for such year and such other data, (A) Tenant shall pay Landlord the amount by which the actual Operating Expenses for the year covered by the statement exceeds the aggregate of the component and estimated monthly installments of Operating Expenses actually paid by Tenant during such year, or (B) if Tenant overpaid, Landlord shall promptly refund the overpayment to Tenant; provided that if Tenant has overpaid by more than four percent (4%), the refund to Tenant shall include interest on the amount of the overpayment at the Interest Rate, determined as of the date of each overpayment and accruing from the date of each overpayment to the date of refund by the Landlord.

     (c) If the Term Commencement Date occurs on a date other than the first day of a calendar month, or the Term expires on a date prior to the end of a calendar month, the monthly installments payable under paragraphs (a) and (b) for the fractional months shall be appropriately prorated based upon a thirty
(30) day month

     (d) Tenant may, at Tenant's sole cost and expense, audit Landlord's books and records relating to the computation of Operating Expenses for any year or portion thereof that falls within the Term and not more than once within twenty-four (24) months after the later of the expiration or earlier termination of the Term or the date Tenant receives Landlord's statement pursuant to this Section with respect to the last year of the Term (including a partial year). Landlord agrees that it will make available to Tenant and its designated auditors', at Landlord's office during business hours, all appropriate records or copies thereof required for the performance of the audit Tenant's access to these books and records may be restricted to periods of time during which Landlord docs not reasonably require access to them in connection with the operation or management of the Project. If any audit reveals that the Operating Expenses for a calendar year or portion thereof have been incorrectly computed, and if Landlord agrees with such audit, Landlord and Tenant shall make appropriate reconciliation payments, in cash, between themselves based on the correct amount of Operating Expenses for such period. If Tenant disputes any portion of Landlord's statement, Tenant shall be entitled to have a firm of independent certified public accountants (or other representatives or consultants experienced in commercial lease accounting) audit Landlord's books, receipts, records and statement with respect to cash item included in Landlord's Statement. The results of any such audit shall be binding upon Landlord and Tenant, provided that the parties may elect not to be bound by the results of any audit rendered by parties other than certified public accountants unless and until the results of such audit are reviewed and verified by a certified public accountant reasonably approved by landlord and Tenant, or either party may resolve the matter by arbitration as provided in Article Thirty-Eight. If the parties do not resolve the matter with arbitration and agree to be bound by such audit and such audit reveals that the amounts in Landlord's Statement billed to Tenant by Landlord vary by more than two percent (2%) from the actual operating expenses and/or real estate taxes for such period as determined by the audit, Landlord shall reimburse Tenant on demand for all costs reasonably incurred by Tenant in connection with such audit. Pending resolution of any dispute, Tenant may withhold payment of the amount in dispute.

     (e)  If Tenant has not received Landlord's Statement by the end of twelve
(12) months following the year (whether calendar or fiscal) in which the Operating Expenses or Real Estate Taxes are payable by Landlord, Landlord agrees that landlord has waived its claim against Tenant for Tenant's Share of any increase in Operating Expenses and Real Estate Taxes for that year.

     (f) This Article shall survive the expiration or earlier termination of the Term.

     Section 3.07   TAX CONTEST.

     (a) In consideration of Tenant's undertaking to reimburse Landlord for an increase in Real Estate Taxes, Tenant shall have the right, by appropriate proceedings, to protest any assessment or reassessment or any special assessment, or any change in the tax rate, or the validity of any of the above.

     (b) If Landlord shall receive a reduction or refund for any year for which Tenant shall be obligated to pay or shall have paid an increase in Real Estate Taxes, the amount of such reduction or refund shall be subtracted from the Real Estate Taxes payable or paid by Landlord for the tax year to which the reduction or refund applies and proper reimbursement shall be made by Landlord to Tenant promptly after Landlord receives or is credited with such refund or reduction. Landlord agrees to keep Tenant apprised of all tax protest filings and proceedings undertaken by Landlord or others to obtain a tax reduction or refund for the Project.

Landlord may deduct from the total refund any reasonable attorneys' fees and other reasonable expenses incurred by Landlord therefor.

                                  ARTICLE FOUR

                            PREPARATION FOR OCCUPANCY

     Section 4.01 CONSTRUCTION. Landlord shall promptly commence, and shall pursue with due diligence until completion, the construction of the Landlord's Work in accordance with the provisions of this Lease, including EXHIBIT C. Landlord shall pay for all of the Work excepting only for Tenant's Work, which shall be paid by Tenant, in accordance with EXHIBIT C.

     Section 4.02 TERM COMMENCEMENT DATE. The words "Term Commencement Date shall mean the twenty-second (22nd) day after the date the Landlord's Work is Substantially Completed and Landlord delivers possession of the Leased Premises to Tenant, free of all tenants and occupants; provided, however, the Term Commencement Date shall in no event occur prior to the target date set forth in
Section 2.01 without Tenant's prior written consent unless Tenant occupies the Leased Premises after expiration of the period specified in Section 4.04. The words "Substantially Completed" shall mean the date when:

     (1) the Landlord's Work has been completed (except for Punch List Items) in accordance with the provisions of this Lease; and

     (2) all of the Building's sanitary, electrical, heating, ventilating, air conditioning and other Building Service Systems, the Leased Premises Service Systems, the Building Parking Area, and the exterior landscaping have each been completed (except for Punch List Items) in accordance with the provisions of this Lease and are in good order and operating condition; and

     (3) Landlord has obtained a certificate of occupancy or comparable municipal authorization (temporary or permanent) permitting Tenant's use and enjoyment of the Leased Premises, Building Facilities and Building Parking Area for the purposes authorized by the provisions of this Lease; and

     (4) the Building lobbies and exterior and main entrance of the Building, as well as the sidewalks, streets and plazas adjacent thereto shall be free of scaffolding, hoists, construction equipment and materials and shall be in a safe condition; and

     (5) Landlord has delivered to Tenant written certification from Landlord's architect that Landlord has met its obligations under clauses (1) through (4) of this Section; and

     (6) Tenant has had a minimum period of twenty-one (21) calendar days to allow for move-in of furniture, fixtures and equipment prior to the Term Commencement Date as specified in Section 4.04.

     Section 4.03   PUNCH LIST ITEMS.

     (a) Within thirty (30) days after the date the Work is Substantially Completed in accordance with Section 4.02, Landlord's architect shall deliver to Tenant for Tenant's approval a current list ("Punch List") of Punch List Items for the Project that Landlord is obligated by the provisions of this Lease to complete. Tenant shall return the Punch List to Landlord within ten (10) days after receipt thereof. Punch List Items shall be completed by Landlord within thirty (30) days after the date the Work is Substantially Completed, with the exception of items on back order in which case Landlord shall use its best efforts to expedite delivery of such items. If Landlord has obtained a temporary certificate of occupancy Landlord shall, with due diligence, complete the remaining items of Work required to obtain, and shall thereupon obtain, a permanent certificate of occupancy for the Project as required by Laws.

     (b) The words "Punch List Items" shall mean details of construction, decoration and mechanical and electrical adjustments which, in the aggregate, are minor in character and do not materially interfere with Tenant's use or enjoyment of the Project in accordance with the provisions of this Lease.

     Section 4.04   TENANT'S RIGHTS OF ACCESS.

     (a) In addition to construction rights granted to Tenant in EXHIBIT C, Tenant shall have at least twenty-one (21) days prior to the Term Commencement Date to install its equipment and furnishings and to perform such other related activity in the Leased Premises preparatory to its occupancy. Landlord shall notify Tenant at least thirty (30) days in advance of the anticipated date the Work will be Substantially Completed to permit Tenant entry into the Leased Premises for the purposes stated above.

     (b) Tenant's activity within the Leased Premises prior to the Term Commencement Date or Tenant's acceptance of possession of the Leased Premises shall not be deemed a waiver of any of the obligations under this Article to be performed by Landlord, including the completion of Punch List Items. However, after entering into possession of any part of the Leased Premises Tenant shall promptly bring to Landlord's attention any deficiencies in construction which come to Tenant's attention, and Landlord shall promptly correct the same at Landlord's expense.

     Tenant's activity within the Leased Premises prior to the Term Commencement Date shall be subject to schedules imposed by landlord's contractor and shall be accomplished in a manner which does not delay, interfere with or damage the work of Landlord's contractor. Tenant's activities in the Leased Premises shall also be subject to the requirements of EXHIBIT C.

     Section 4.05 RESTRICTION ON TRANSFER OF PROJECT. Landlord agrees that it will not assign, pledge, mortgage, transfer or sell its rights or interests in this Lease or in the Project (except an assignment to an institutional lender to fund construction of the Project) or be relieved of its obligations under this Lease until it has complied with the provisions of this Article and has completed the Work, including all Punch List Items.

     Section 4.06   TENANT'S RIGHTS.

     (a) Notwithstanding anything in this Lease to the contrary, if for any reason other than delays caused by Tenant which materially and adversely interfere with Landlord's ability to comply with Section 4.02, or Excusable Delays as defined in Article 39, Landlord has not Substantially Completed Landlord's Work and delivered possession of the Leased Premises as required by the provisions of this Lease to Tenant on or before January 15, 1994, Tenant may deletion, by written notice to Landlord, declare an event of default, complete Landlord's Work, and deduct the cost thereof from the Annual Rent and Additional Rent due and to become due under this Lease.

     (b) If Tenant does not elect to complete Landlord's Work and deduct the cost thereof as set forth above, and in addition to and not in limitation of Tenant's right to terminate this Lease as set forth in this Section 4.06, Landlord shall pay to Tenant, as liquidated damages, and not a penalty, and as Tenant's sole remedy, except for Tenant's right to terminate as set forth herein, the amount of One Thousand Six Hundred Sixty-Six Dollars ($1,666.) per day, commencing January 16, 1994 and for each day thereafter until the date either: (i) the Initial Term commences or (ii) Tenant terminates this Lease. The parties agree that any failure by Landlord to deliver possession to Tenant of the Leased Premises as required by the provisions of this Lease on or before January 15, 1994 will cause serious and substantial damage to Tenant, and the aforementioned liquidated damages have been agreed upon as a result of the difficulty of accurately proving loss and the nonfeasibility of Tenant's obtaining an adequate remedy. In no event shall the amount of liquidated damages payable by Landlord to Tenant exceed Two Hundred Fifty Thousand Dollars ($250,000.).

     (c) If the Term Commencement Date does not occur on or before May 15, 1994 due to delays other than those caused by Tenant which materially and adversely interfere with Landlord's ability to comply with Section 4.02 or Excusable Delays as defined in Article 39, then Tenant shall have the right to terminate the Lease effective as of the date of such notice. In the event of such termination, Landlord shall immediately return to Tenant all sums paid by Tenant pursuant to Section 3.01.

     (d) If the Term Commencement Date does not occur on or before September 15, 1994 due to Excusable Delays as defined in Article 39, then Tenant shall have the right to terminate the Lease effective as of the date of such notice. In the event of such termination, landlord shall immediately return to Tenant all sums paid by Tenant pursuant to Section 3.01.

                                  ARTICLE FIVE

                       LANDLORD'S TITLE AND ALLOWABLE USE

     Section 5.01   LANDLORD'S REPRESENTATIONS REGARDING TITLE AND USE.
Landlord represents and warrants as a condition of this Lease that it possesses good marketable fee title to the Project, as "marketable" is described in, and subject to the exceptions set forth in, Landlord's owner's policy of title insurance, a copy of which has been provided to Tenant under Section 5.03; that it is authorized to make this Lease for the Term that the provisions of this Lease do not or will not conflict with or violate the provisions of existing or future agreements between Landlord and third parties; that the certificate of occupancy for the Project allows, or not later than the Term Commencement Date will allow Tenant to use and enjoy the Leased Premises and Common Building Facilities for the purposes set forth in this Lease; that the Leased Premises and Common Building Facilities and the uses thereof generally for the use permitted in this Lease are, or on the Term Commencement Date will be in conforming with all applicable Laws, including all construction, environmental, asbestos, health and safety Laws and Laws covering the disabled and that Landlord will deliver the Leased Premises and Tenant's parking spaces to Tenant, free of all tenants and occupants and claims thereto. All representations regarding compliance of the Project with environmental and asbestos laws are subject to and based upon the information contained in environmental reports prepared for Landlord copies of which reports have been made available to Tenant for its review, as well as any reports independently prepared for Tenant. In addition, Tenant acknowledges the potential presence of ground water contamination related to the aquifer under the Project. The foregoing acknowledgment and information received by Tenant shall not limit landlord's liability under all applicable Laws. In addition, any representation regarding the compliance of the Leased Premised with health and safety, zoning, occupancy, fire and other Laws relate only to the purpose generally permitted under the Lease.

     Section 5.02 LANDLORD'S REPRESENTATIONS REGARDING LAWSUITS. Landlord represents and warrants that as of the date hereof there are no pending or, to the best of its knowledge, threatened claims, causes of action, lawsuits, or judgments against the Project or Landlord which may affect title or Tenant's use of the Project as herein provided. If any such lawsuit is filed or threatened, Landlord shall notify Tenant within fifteen (15) days of Landlord's knowledge thereof.

     Section 5.03 TITLE MATTERS. Landlord has delivered to Tenant a copy of Landlord's title insurance policy for the Project and represents and warrants that the policy is a true and complete copy of the original; that there have been no changes as of the date of this Lease to any matters set forth in such policy, and that on the date of this Lease the policy is, and will continue during the Term to be in full force and effect. A list of all encumbrances, restrictions, agreements, covenants, declarations, lis pendens, mechanics' liens, and other matters affecting title, whether of record or known by Landlord on the date hereof to exist or which Landlord anticipates will exist or will be recorded within six (6) months from the date hereof (including all mortgages and superior leasehold interests), are listed on EXHIBIT E.

                                   ARTICLE SIX

                                    SERVICES

     Section 6.01 SERVICES PROVIDED BY LANDLORD. Landlord shall, at its expense and subject to Section 3.04, furnish to Tenant the following services, supplies and facilities:

     (1) Access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week.

     (2)  Intentionally deleted

     (3) Maintenance and repair of the heat, ventilation and air conditioning ("HVAC") in accordance with EXHIBIT C.

     (4) Landscaping and parking lot maintenance, in accordance with the specifications set forth in EXHIBIT B.

     (5) Hot and cold running potable water for Tenant's purposes (at Tenant's expense).

     (6)  Periodic roof inspection and cleaning of roof drains and downspouts;

     (7) Electricity for lighting and for the operation of Tenant's office machines, appliances and equipment, and for the Common Building Facilities and Building Parking Area (at Tenant's expense).

     (8) Providing, installing and replacing bulbs and ballasts in the Building ParKing Area.

     (9)  Removing of ice and snow from the Building Parking Area.

     (10) Vermin extermination and repair and replacing any item in the Building damaged by vermin.

     (11) Intentionally deleted

     (12) Property management and maintenance staff. Any management agreement shall provide that the managing agent shall operate the Building in good condition and in the most cost-effective manner possible, so as to minimize the Operating Expenses, consistent with providing good quality service.

     Section 6.02   LANDLORD'S FAILURE TO PROVIDE SERVICES.

     (a) If after notice to Landlord of default in furnishing or paying for any utilities, services or facilities to be furnished to Tenant hereunder, Landlord fails or refuses to cure such default within a reasonable time specified by Tenant in the notice, Tenant may declare an event of default and cure such default. Landlord shall reimburse Tenant within thirty (30) days after Landlord receives Tenant's invoice.

          (a.i)     If Landlord disputes any default declared by Tenant pursuant to this Article or the reasonableness of time granted to cure the default, or the amount of costs and expenses incurred by Tenant to cure Landlord's default or the reasonableness of such amount, Landlord may submit the disputed matter to arbitration in accordance with Article 38 within ten (10) days after receiving Tenant's notice or invoice.

          (a.ii)    If Landlord fails to reimburse Tenant within the time
specified in (a) above and Landlord does not dispute any such default declared by Tenant, Tenant may, by notice to Landlord given within ten (10) days following the end of the thirty (30) day period specified in (a) above, submit the matter to arbitration in accordance with Article Thirty-Eight.

          (a.iii)   If judgment is in favor of the Tenant in the arbitration,
Tenant shall have the right to deduct any costs and expenses incurred by Tenant to cure Landlord's default from each monthly installment of Annual Rent due or to become due in an amount not to exceed ten percent (10%) of such installment, until Tenant has been paid in full.

     (b) In the event that Tenant is prevented from using and does not use the Premises or any portion thereof, for five (5) consecutive business days commencing from the date Tenant gives Landlord written notice as a result of (i) the lack of services to be provided by Landlord as set forth in Section 6.01 of this due to Landlord's breach of its obligations under this Lease or (ii) any inability of Tenant to gain reasonable access to: the Premises due to Landlord's breach of its obligations under this Lease (other than in the event of damage or destruction, in which event the provisions of Section 10.01 of this Lease shall control), then the Annual Rent and Additional Rent shall be abated or reduced, as the case may be, during the period during which Tenant continues to be so prevented from using the Leased Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Leased Premises that Tenant is prevented from using and does not use, bears to the total rentable area of the Leased Premises. In addition, in the event that, as a result of any failure to provide the services described in this Lease or any inability of Tenant to gain reasonable access to the Premises due Landlord's breach of its obligations under this Lease, all or part of the Premises (the "Affected Area") is rendered untenantable for a period of more than Two Hundred Twenty-Five (225) days, Tenant shall have the right to terminate this Lease with respect to the Affected Area, or in the event that the Affected Area constitutes at least thirty percent (30%) of the Leased Promises and constitutes a space which is necessary for the operation of Tenant's business or if access to the Leased Premises is prevented for such period with respect to the entire Leased Premises. The Two Hundred Twenty-Five (225) day period referred to in the preceding sentence shall be extended, up to a maximum of sixty (60) additional days, for each day restoration of the services to the Premises sufficient to make the Premises tenantable, is delayed due to force majeure delays. It is understood and agreed that Tenant shall not be entitled to the abatement rights set forth in this paragraph if the failure to provide services or the inability to gain access to the Leased Premises results from Tenant's negligence or intentional misconduct.

     (c) The remedies set forth in this Article shall be in addition to other remedies granted to Tenant elsewhere in this Lease or at law or in equity and shall not affect any claim for actual or constructive eviction or other claim for damages or relief to which Tenant may be entitled.

     (d) If Landlord disputes any default declared by Tenant pursuant to this Article or the reasonableness of time granted to cure the default, landlord may submit the disputed matter to arbitration in accordance with Article Thirty-Eight within ten (10) days after receiving Tenant's notice or invoice.


                                  ARTICLE SEVEN

                                     PARKING

     Landlord shall at its expense, provide Tenant with a minimum of two hundred fifty-two (252) parking spaces (which number Landlord represents complies with the city of Burbank's requirements for Tenant's use of the Leased Premises) within the Building Parking Area for Tenant's use. The Building Parking Area is shown on EXHIBIT A. The Building Parking Area shall be available for use twenty-four (24) hours a day, every day of the year during the Term and shall be illuminated when necessary to maintain a safe environment. Further, Landlord shall keep and maintain the Building Parking Area in a clean, safe and good condition.

                                  ARTICLE EIGHT

                             USE OF LEASED PREMISES

     Section 8.01 GENERAL USES. Tenant is in the business of developing and producing computer software. Tenant shall have the right to use the Leased Premises for executive and administrative offices; sale, display, storage, service, repair and use of Tenant's products and equipment; engineering; education and training of Tenant's customers and employees, and all other uses incidental and related thereto, and for other lawful business and commercial purposes consistent with a quality office environment, and for no other purpose.

     Section 8.01(a). Other than those amounts used in an office environment in the normal course of conducting its business Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Leased Premises, the Building or the Project without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, and which consent may be revoked at any time. As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances", "hazardous materials", "hazardous wastes", "chemicals known to cause cancer or reproductive toxicity", "radioactive materials", or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code
Section 252495 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other similar laws, regulations and guidelines now or hereafter in effect.

     Section 8.02 SPECIAL USES. Landlord shall be responsible for obtaining permits required for any Tenant's uses as contemplated by the description of Landlord's Work in Exhibit C which will be required for Tenant's occupancy of the Building. If, thereafter, Tenant shall institute a special use of the Leased Premises which requires an amendment to the existing certificate of occupancy, Tenant shall be responsible for obtaining the same as well as any other governmental permit, approval or license required by applicable Laws. Landlord shall cooperate with Tenant and shall execute all applications, authorizations and other instruments reasonably required to enable Tenant to fulfill its responsibilities under this Section.

                                  ARTICLE NINE

                             REPAIRS AND MAINTENANCE

     Section 9.01 LANDLORD'S REPAIRS. Landlord shall perform all maintenance and perform all repairs, restoration work and replacements to the Project not specifically imposed upon Tenant by the provisions hereof. Without limiting the generality of the foregoing sentence or the following, Landlord shall maintain, repair and replace, as necessary, and keep in good order, safe and clean condition (1) the unexposed electrical, excluding data and telephone cabling, the plumbing, sprinkler, HVAC and electrical and mechanical lines and equipment associated therewith, boilers, broken or damaged glass and damage by vandals;
(2) utility and trunk lines, sewage systems, tanks and transformers and the interior and exterior structure of the Building, including the roof, exterior walls, bearing walls, support beams, floor slabs, foundation, support columns, window and window frames and all latent defects in the Project (excluding defects relating to alterations or improvements installed by Tenant); (3) improvements to the Land, including ditches, shrubbery, landscaping and fencing, and (4) loading areas, the Building Parking Area and access ways therefor, and all walks and driveways of the Project. Further, Landlord shall perform all repairs and restoration work required by Article Ten, "Fire and Other Casualty - Insurance" and Article Twelve, "Condemnation."

     Section 9.02 TENANT'S REPAIRS. At its expense, Tenant shall perform all repairs and replacements to the Project which are specifically agreed upon in this Lease to be Tenant's obligations. Without limitation, Tenant shall not be liable for repairs or replacements necessitated by ordinary wear and tear, damage by fire or other casualty and damage caused by Landlord or by others for whom Tenant is not responsible.

     Section 9.03 TENANT'S MAINTENANCE. Tenant shall, at its own expense, maintain the interior portion of the Leased Premises in good condition and repair (including the interior walls, ceilings, floor coverings, outlets and bulbs, but excluding all maintenance and repairs which Landlord is required to perform pursuant to
Section 9.01). If after written notice by Landlord, Tenant fails or refuses to perform any such maintenance work which it is required to perform hereunder within a reasonable time specified by landlord in its notice (which shall in no event be less than ten business days), Landlord may, but shall not be required to, enter the Leased Premises and put them in good condition, and Landlord's costs thereof shall be payable by Tenant within thirty (30) days after Tenant receives Landlord's invoice. Tenant shall be responsible for the provision, at its expense, of appropriate janitorial service for the Leased Premises.

     Section 9.04   LANDLORD'S FAILURE TO MAKE REPAIRS.

     (a) If after notice by Tenant, Landlord fails or refuses to perform any repairs, restoration work, or replacements which it is required to perform under
Section 9.01 or elsewhere in this Lease within a reasonable time specified by Tenant in its notice, Tenant may declare an event of default and cure such default. Landlord shall reimburse Tenant within thirty (30) days after Landlord receives Tenant's invoice.

     (a.i) If Landlord disputes any default declared by Tenant pursuant to this Article or the reasonableness of time granted to cure the default, or the amount of costs and expenses incurred by Tenant to cure Landlord's default or the reasonableness of such amount, Landlord may submit the disputed matter to arbitration in accordance with Article 38 within ten (10) days after receiving Tenant's notice or invoice.

     (a.ii)    If Landlord fails to reimburse Tenant within the time specified in (a) above and Landlord does not dispute any such default declared by Tenant, Tenant may submit the matter to arbitration in accordance with Article 38.

     (a.iii)   If judgment is in favor of the Tenant in the arbitration, Tenant shall have the right to deduct any costs and expenses incurred by Tenant to cure Landlord's default from each monthly installment of Annual Rent due or to become due in an amount not to exceed ten percent (10%) of such installment, until Tenant has been paid in full.

     (b) The remedies set forth in this Article shall be in addition to other remedies granted to Tenant elsewhere in this Lease or at law or in equity, and shall not affect any claim for actual or constructive eviction or other claim for damages or relief to which Tenant may be entitled.

     (c) If Landlord disputes any default declared by Tenant pursuant to this Article or the reasonableness of time granted to cure the default, or the amount of costs and expenses incurred by Tenant to cure Landlord's default, Landlord may submit the disputed matter to arbitration in accordance with Article Thirty-Eight within ten (10) days after receiving Tenant's notice or invoice.

     Section 9.05 EMERGENCY REPAIRS. If during the Term repairs, restoration work or replacements become necessary because of an emergency and the provisions hereof require the Landlord to make these repairs and replacements Tenant may perform them if, in Tenant's opinion, they are necessary to preserve the Leased Premises, or the safety or health of the occupants in the Leased Premises, or Tenant's Property, or are required by the Laws; provided, however, that Tenant shall first make a reasonable effort to inform Landlord before making them.

                                   ARTICLE TEN

                       FIRE AND OTHER CASUALTY - INSURANCE

     Section 10.01  DAMAGE OR DESTRUCTION.

     (a) If any portion of the Project is damaged by fire, earthquake, flood or other casualty, or by any other cause of any kind or nature (the "Damaged Property") and the Damaged Property can, in the opinion of Landlord's architect reasonably exercised, be repaired within two hundred twenty-five (225) days from the date of the damage, Landlord shall proceed immediately to make such repairs as required by paragraph (c). This Lease shall not terminate, but Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent payable during the period commencing on the date of the damage and ending on the date the Damaged Property is repaired as aforesaid and the Leased Premises are delivered to Tenant. The extent of rent abatement shall be based upon the portion of the Leased Premises rendered untenantable, unfit or inaccessible for use by Tenant for the purposes stated in this Lease during such period. When required by this Article, the architect's opinion shall be delivered to Tenant within thirty (30) days from the date of the damage. The architect's opinion shall be made in good faith after a thorough investigation of the facts required to make an informed judgment. The architect's shall consider and include as part of his evaluation the period of time necessary to obtain the required approvals of the mortgagee/insurer, and municipal authorities, to order and obtain materials, and to engage contractors.

     (b) If (1) in the opinion of Landlord's architect reasonably exercised, damage to the Damaged Property cannot be repaired within two hundred twenty-five
(225) days from the date of the damage, or (2) Landlord commences and proceeds with due diligence but fails to complete the repair of the Damaged Property as required by paragraph (c) within the two hundred twenty-five (225) day period, subject to an extension of time allowed for an Excusable Delay, or (3) the Term will expire within one (1) year from the date of the damage and Tenant fails to extend the Term in accordance with any right granted in Section 2.02, either party may terminate this Lease as follows: for the reason stated in subparagraph (1), by notice to the other within twenty (20) days from the date on which the architect's opinion is delivered to Tenant; (2) for the reason stated in subparagraph (2), by such notice within twenty (20) days from the end of the two hundred twenty-five (225) day Period, as it may have been extended by an Excusable Delay, and (3) for the reason stated in subparagraph (3), by such notice within tone hundred (100) days from the date of the damage. Upon termination, Annual Rent and Additional Rent shall be apportioned as of the date of the damage and all prepaid Annual Rent and Additional Rent shall be repaid.

     (c) If neither party exercises its option to terminate hereunder Landlord shall, with due diligence, repair the Damaged Property as a complete architectural unit of substantially the same usefulness, design and construction existing immediately prior to the damage; provided, that, with respect to Tenant's Work as outlined in Exhibit C (as they may be changed by Tenant) Tenant shall pay sums which are not covered by insurance Landlord is required to maintain under this Lease (other than deductibles). The parties shall in good faith, follow the agreement and procedures set forth in EXHIBIT C. Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent in the manner and to the extent provided in paragraph (a).

     (d) If by operation of this Article Landlord undertakes but fails to complete repairs of the Damaged Property as required by the provisions of this Article and deliver the Leased Premises to Tenant within two hundred fifty-five
(255) days from the date of the damage, for any reason other than a material and adverse delay caused by Tenant, Tenant may exercise its rights under Section 24.03, failing which either party may terminate this Lease by notice to the other within two hundred seventy-five (275) days from the date of the damage.
If either party elects to terminate, this Lease and the Term shall end on the date specified in the notice and Annual Rent and Additional Rent shall be apportioned as of the date of the damage and all prepaid Annual Rent and Additional Rent shall be repaid.

     (e) The word "repair" shall include rebuilding, replacing, and restoring the Damaged Property.

     Section 10.02  CASUALTY INSURANCE.

     (a) From and after the date hereof, Landlord shall maintain a policy of insurance covering the Project (including Tenant's Improvements, to the extent not paid for by Tenant, and Landlord's Property located within the Project) against loss, damage, or destruction caused by boiler explosion, machine breakdown, fire and the perils specified in the standard extended coverage endorsement, by vandalism and malicious mischief, and by sprinkler, gas, water, steam and sewer leakage. The amount of insurance shall equal at least ninety percent (90%) of the replacement cost of the Project, excluding the Land but including Tenant's Improvements as aforesaid and Landlord's Property. Landlord represents and warrants that this insurance policy is now, and during the Term will continue to be in full force and effect. The words "Landlord's Property" shall mean trade and other fixtures, machinery, equipment, tools, furniture and other tangible personal property owned by Landlord.

     (b) Landlord ant Tenant each hereby waives its respective right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Project, and contents thereon or therein, or any other property of the waiving party whether or not such loss, damage or destruction may be attributable to the fault or negligence of either party or its respective agents, invitees, contractors or employees. Each casualty insurance policy shall include a waiver of the insurer's rights of subrogation against the party hereto who is not an insured under said policy. Each party shall look solely to the proceeds of its respective casualty insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any such loss, damage or destruction.

     (c)  Intentionally deleted

     (d) So long as Tenant is International Business Machines Corporation or its wholly-owned subsidiary, Tenant shall have the right to self-insure through the use of deductibles or other prudent risk retention techniques. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all loss, cost, liability, expense or damage which Landlord would have been indemnified and protected against under the insurance policies Tenant is required to maintain as provided in paragraph (e) but which is not covered by insurance due to self-insurance by Tenant as provided in this paragraph (d). Tenant hereby waives any defense or defenses available to it with respect to the foregoing indemnity which would not be available to an insurer with respect to an insurance policy issued by such insurer consistent with the requirements of paragraph (e).

     (e) If Tenant is not International Business Machines Corporation or its wholly-owned subsidiary ant Tenant has subleased or assigned all or any part of the Leased Premises, Tenant shall obtain and maintain during the term of this Lease comprehensive general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000, and employer's liability and workers' compensation insurance as required by law. Tenant's comprehensive general liability insurance policy shall be endorsed to provide that (1) it may not be cancelled or altered in such a manner as adversely to affect the coverage afforded thereby without 30 days' prior written notice to Landlord, (2) Landlord is named as additional insured, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to Section 10.02(b), and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. Tenant shall also obtain and maintain insurance ("Personal Property Insurance") covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the Leased Premises, in an amount not less than 90% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "Fire and Extended Coverage", as well as against sprinkler damage, vandalism, and malicious mischief. Prior to the commencement of the Initial Term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof with endorsements, and at least 30 days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificates as herein required, Landlord may, after having first given Tenant written notice of such failure and thirty (30) days during which to cure such failure, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies.

     Prior to the commencement of any Extended Term, Landlord shall have the right to review and change the foregoing insurance requirements to ensure consistency with industry standard insurance requirements existing as of that date on comparable buildings located in the general vicinity for the Project.

                                 ARTICLE ELEVEN

                                 INDEMNIFICATION

     Subject to the provisions of Section 10.02(b), Landlord and Tenant each agree to indemnify and save the other harmless from any and all claims for bodily injury (including death) or property damage made against one of the parties hereto if (1) arising from any breach or default by the other party hereto (including its agents, invitees, employees or contractors) in the performance of any covenant or agreement on its part to be performed pursuant to the provisions of this Lease, or (2) occurring within the Project limits and arising from the misconduct or negligence of the other party (including its agents, invitees, employees or contractors), or (3) arising out of a (i) representation in this Lease of the other party which was intentionally false or misleading in any material respect when made, or (ii) material breach of any of the warranties made in this Lease by the other party. This indemnity shall include all court costs, reasonable attorneys' fees, expenses and liabilities incurred by the indemnified party against which the claim is made. If any action or proceeding is brought against either Landlord or Tenant by reason of any such claim, the indemnifying party agrees to defend the action or proceeding at its expense upon notice from the party to be indemnified.

                                 ARTICLE TWELVE

                                  CONDEMNATION

     Section 12.01 TAKING - LEASE ENDS. If at any time during the Term the whole of the Building shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, this Lease shall terminate on the date of such taking except as provided in Section 12.03. If less than all of the Building shall be so taken and in Tenant's reasonable opinion the remaining part is insufficient for the conduct of Tenant's business Tenant may, by notice to landlord within sixty (60) days after the date Tenant is notified of such taking, terminate this Lease. If Tenant exercises its option, this Lease and the Term shall end on the date specified in Tenant's notice and the Annual Rent and Additional Rent shall be apportioned and paid to he date specified in Tenant's notice.

     Section 12.02 TAKING - LEASE CONTINUES. If less than all of the Building shall be taken and, in Tenant's reasonable opinion communicated by notice to Landlord within sixty (60) days after Tenant is notified of such taking, Tenant is able to gain access to and continue the conduct of its business in the part not taken, this Lease shall remain unaffected, except that Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent based upon the nature of the space taken (office space, storage, parking area) and upon the proportion which the area of the Leased Premises or Building Parking Area, as case may be, so taken bears to the area of the Leased Premises or Building Parking Area, as case may be, immediately prior to such taking

     Section 12.03 TEMPORARY TAKING. If the use and occupancy of the whole or any part of the Building is such that the remaining part is insufficient for the conduct of Tenant's business, as determined by Tenant in its sole opinion, is temporarily taken for a public or quasi-public use for a period less than the balance of the Term, and provided any such taking continues for a period of at least seven (7) consecutive days from the date Tenant gives written notice to Landlord thereof, at Tenant's option to be exercised in writing and delivered to Landlord not later than sixty (60) days after the date Tenant is notified of such taking, this Lease and the Term shall terminate on the date specified in Tenant's notice or shall continue in full force and effect. If this Lease remains in effect Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent in the manner and to the extent provided in Section 12.02 or, at its option, receive that portion of the award for such taking which represents compensation for the value of Tenant's leasehold estate and the Term demised hereunder, in which case Tenant shall continue to pay the Annual Rent and Additional Rent in full when due.

     Section 12.04 LANDLORD'S AWARD. Landlord shall be entitled to receive the entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in Tenant and Tenant shall receive no part of such award or awards from Landlord or in the proceedings except as otherwise expressly provided in this Article. Subject to the foregoing, Tenant hereby assigns to Landlord any and all of Tenant's right, title and interest in or to such award or awards or any part thereof.

     Section 12.05 TENANTS AWARD. If there is a taking hereunder, Tenant shall be entitled to receive out of the award or, if allowed by the Laws, to appear, claim, prove and receive in the condemnation proceeding (1) the unamortized value over the Term of Tenant's improvements, alterations, replacements and other similar changes to the Leased Premises, provided the same shall have been paid for by Tenant but regardless of whether the same might be considered by the Laws or otherwise as a part of the Building or shall be or become Landlord's Property under the provisions of this Lease; (2) the value of Tenant's Personal Property that is damaged, destroyed or taken hereunder, (3) the cost of relocation; and (4) special awards or allowances paid to tenants when their rental space is taken by eminent domain.

     Section 12.06 RESTORATION BY LANDLORD. If there is a taking hereunder and this Lease is continued landlord shall, at its expense, proceed with reasonable diligence to repair, replace and restore the Building as a complete architectural unit of substantially the same proportionate usefulness, design and construction existing immediately prior to the date of taking.

     Section 12.07 DEFINITIONS. Taking by condemnation or eminent domain hereunder shall include the exercise of any similar governmental power and any sale, transfer or other disposition of the Building or Land in lieu or under threat of condemnation. The word "Building," as used in this Article only, shall mean the Leased Premises, Building Parking Area and access ways thereto and Common Building Facilities.

                                ARTICLE THIRTEEN

                          ALTERATIONS AND IMPROVEMENTS

     Section 13.01  TENANT'S CHANGES - NO APPROVAL.

     (a) Tenant may place and replace its trade fixtures, tools, machinery, furniture, floor covering, equipment and other tangible personal property ("Tenant's Personal Property") in the Leased Premises and may make alterations, improvements (including painting), replacements and other changes to the Leased Premises Service Systems and to the interior of the Leased Premises as it may desire at its own expense without Landlord's consent, provided that Tenant complies with all applicable laws. Tenant shall not alter, improve, replace or change the Building Service Systems or the Structure except in accordance with
Section 13.02. Tenant's alterations, improvements, replacements and other changes to the Leased Premises Service Systems or Building Service Systems shall be made in a manner which does not impair the performance of, or cause damage to, such Service Systems, and does not increase Landlord's maintenance obligations. At least five business days prior to the commencement of any such work within the Leased Premises, Tenant shall notify Landlord of the expected date of commencement and Landlord shall then have the right at any time and from time to time to post and maintain on the Leased Premises such notices as Landlord reasonably deems necessary to protect the Leased Premises, the Project and Landlord from mechanics' and other liens. In any event, Tenant shall not permit any mechanics' or other liens to be levied against the Project for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors. All alterations, improvements or additions in or about the Leased Premises performed by or on behalf of Tenant shall be done in a good, workmanlike manner (consistent with a quality office environment) and in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover.

     (b) The words "Leased Premises Service Systems" shall include the electrical, HVAC, mechanical, plumbing, safety and health and telecommunication (voice/data/signal) systems that directly service the Leased Premises from a localized point of distribution. Such systems are dedicated to the Leased Premises at their available capacities and do not service any space other than the Leased Premises. Provided Tenant continues to occupy the entire Building, and for purposes of this Article 13, Building Service Systems shall mean the Leased Premises Service Systems.

     Section 13.02  TENANT'S CHANGES - LANDLORD'S APPROVAL.

     (a) Tenant may make alteration improvements, replacements and other changes to the Building Service Systems and to the Structure if Landlord consents thereto, which consent shall not be unreasonably withheld or delayed. As a condition to giving such consent, Landlord may require, at the time consent is given that Tenant remove any such alterations, improvements or additions at the expiration or earlier termination of the Term, and restore the Leased premises to their prior condition.

     (b) If Tenant desires to make alterations, improvements, replacements or other changes to the Structure or Building Service Systems, or exterior of the Building Tenant shall make a request for Landlord's approval by submitting to Landlord a list of proposed contractors and plans and specifications for the work to be performed Landlord shall respond within five (5) business days from receipt of the same, approving those contractors ant those portions of the work that are acceptable and disapproving those contractors and portions of the work that are, in Landlord's judgment reasonably exercised, unacceptable and specifying in detail the nature of Landlord's objection. Failure of Landlord to respond as aforesaid shall be tantamount to approval of such contractors and plans and specifications in all respects. At least five business days prior to the commencement of any such work within the Leased Premises, Tenant shall notify Landlord of the expected date of commencement and Landlord shall then have the right at any time and from time to time to post and maintain on the Leased Premises such notices as Landlord reasonably deems necessary to protect the Leased Premises, the Project and Landlord from mechanics' and other liens. In any event, Tenant shall not permit any mechanics' or other liens to be levied against the Project for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors. All alterations, improvements or additions in or about the Leased Premises performed by or on behalf of Tenant shall be done in a good, workmanlike manner (consistent with a quality office environment) and in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover.

     (c) The words "Building Service Systems" shall mean the electrical HVAC, mechanical, plumbing, safety and health and telecommunication (voice/data/ signal) systems that service the Building up to the point of localized distribution. Such systems provide the main source of supply and distribution throughout the Building. Provided that Tenant continues to occupy the entire Building, and for purposes of this Article 13, the Building Service Systems shall include the Leased Premises Service Systems.

     (d) The word "Structure" shall mean bearing walls, roof, exterior walls, support beams, foundation, window frames, floor slabs and support columns of the Building.

     Section 13.03 TENANT'S OWNED PROPERTY. All of Tenant's Personal Property, whether paid for directly by Tenant or purchased by Tenant's Work or/and constituting Tenant's Quantities (collectively, "Tenant's Owned Property") shall be owned by and remain the property of Tenant notwithstanding Landlord's obligations to insure any part of the same under Section 10.02(a).

     Section 13.04 REMOVAL OF TENANT'S OWNED PROPERTY. Tenant may remove all or any of Tenant's Owned Property at any time during the Term provided that upon the expiration or earlier termination of the Term Tenant shall remove the same from the Leased Premises. Any items not so removed may, at Landlord's option, be deemed to have been transferred to Landlord, or may be deemed to be abandoned and removed from the Leased Premises, stored and disposed of at Tenant's expense. If Tenant removes such things or any of them, Tenant shall not be required to remove pipes, wires and the like from the walls, ceilings or floors, provided Tenant properly cuts, disconnects and caps such pipes and wires and seals them off as required by the Laws.

     Section 13.05 LANDLORD'S CHANGES - TENANT'S APPROVAL. During the Term, Landlord shall obtain Tenant's consent, which shall not be unreasonably withheld or delayed, before making any substantial addition to the Building or materially altering the external appearance thereof, constructing additional buildings on the Land, or making any other substantial alteration or change (other than as reasonably required incidental to repairs and maintenance) to the Common Building Facilities or to the Building Parking Area, unless required by the Laws.

                                ARTICLE FOURTEEN

                                LANDLORD'S ACCESS

     (a) Landlord shalt upon advance oral notice to Tenant (except in an emergency), have the right (1) at all reasonable times during Tenant's business hours to inspect the Leased Premises and to show the same to prospective mortgagees and purchasers; (2) during the last six (6) months of the Term, to show the same to prospective tenants and (3) at all times to make repairs or replacements as required by this Lease or as may be necessary, provided, however, that Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy of the Leased Premises.

     (b) Landlord shall have the right to enter the Leased Premises at all times in emergencies.

     (c) Tenant may designate one or more areas in the Leased Premises as secure areas, and Landlord shall have no right of access thereto without being accompanied by Tenant's designated representative except in the case of emergencies.

                                 ARTICLE FIFTEEN

                              COMPLIANCE WITH LAWS

     Section 15.01 TENANT'S COMPLIANCE WITH LAWS. Tenant shall comply with all federal state and local statutes, rules, ordinances, orders, codes and regulations and legal requirements and standards issued thereunder (collectively referred to in this Lease as the "Laws") which are applicable to Tenant's use and manner of use of the Leased Premises. Nothing herein shall be deemed to impose any obligation upon Tenant for any elements of the Structure or Building Service Systems, or for any restoration, alterations, replacements or repairs required to be made by Landlord pursuant to the provisions of this Lease. Notwithstanding the foregoing, Tenant shall reimburse Landlord, within thirty
(30) days after written demand by Landlord, for all costs incurred by Landlord in making alterations or improvements of the Leased Premises, the Building, or the Project required by Laws due to or as a result of a change in Tenant's use or manner of use of the Leased Premises from the general uses set forth in
Section 8.01.

     Section 15.02  LANDLORD'S COMPLIANCE WITH LAWS.

     (a)  Landlord shall comply with all Laws which (1) affect the Project or
(2) relate to the performance by Landlord of any duties or obligations to be performed by Landlord under this Lease. Without limitation, Landlord agrees that the Project shall at all times during the Term comply with all design, construction, conservation, environmental asbestos, fire, health and safety Laws, and Laws covering the disabled. Notwithstanding the foregoing, Landlord shall only be required under this section to make capital improvements to the Leased Premises, the Building or the Project at Landlord's expense with respect to those Laws in effect during the Initial Term. Thereafter, Tenant shall pay all costs incurred by Landlord in complying with the requirements of this section.

     (b) All boilers and other pressure vessel equipment shall be constructed and maintained by Landlord in accordance with the ASME Standards and Codes.

     (c) Landlord shall regularly inspect and maintain the HVAC system and treat the cooling tower water with U.S. Environmental Protection Agency registered chemicals to prevent the buildup of slime, algae and bacteria, and shall follow the latest recommendations of the Centers for Disease Control or current practices of the American Society of Heating, Refrigeration and Air Conditioning Engineers.

                                 ARTICLE SIXTEEN

                             SURRENDER OF POSSESSION

     Subject to Section 9.02 above, at the expiration or earlier termination of the Term, Tenant will peaceably yield up the Leased Premises to Landlord in good condition and repair with respect to

Tenant's obligations pursuant to Sections 9.02 and 9.03, ordinary wear and tear excepted.

                                ARTICLE SEVENTEEN

                                      SIGNS

     Section 17.01 TENANT'S SIGNS. Tenant may place its signs in, on or about the Leased Premises, provided they comply with all applicable laws.

     Section 17.02  PROJECT SIGN AND NAME.

     (a) So long as Tenant shall lease sixty percent (60%) or more of the rentable area of the Building, it shall have the exclusive right to design and designate the location of signs naming the Project and to prohibit any other sign to be placed outside of or on the Building or within the lobby or other prominent area inside the Building which is visible to the public where such sign identifies or is associated with the name of a competitor of Tenant.

     (b) If Tenant shall lease less than forty percent (40%) of the rentable area of office space in the Building and if at any time after the execution of this Lease Landlord changes the Building Name or installs new or substitute signs which are not the Building Name, Landlord shall notify Tenant at least sixty (60) days prior to the date of the proposed change. If the proposed new or changed name identifies, or the proposed signs identify or may be associated with, a competitor of Tenant and Landlord denies Tenant's written request, made within thirty (30) days after notification of the proposed change, not to use the proposed name or install the signs, Tenant may, at its option exercised by notice to Landlord within ninety (90) days from the date the proposed name is adopted or the signs are installed, terminate this Lease. In such event, the Term shall end on the date specified in Tenant's notice, Annual Rent and Additional Rent shall be apportioned and paid to the date of termination, and Tenant shall have no further liability to Landlord arising out of this Lease.

     Section 17.03 LIMITATIONS ON LANDLORD'S RIGHTS. Neither Tenant nor Landlord shall install or permit installation of any signs, sculptures and/or graphics which adversely reflect on the dignity or character of the Project as a first class office Project. No "for rent" or other similar signs or flags, other than the American flag and flag of the State in which the Building is located, may be placed within the Project limits without Tenant's written approval, which will not be unreasonably withheld or delayed.

     Section 17.04 COMPLIANCE WITH LAWS. All signs installed by Landlord and Tenant shall comply with applicable Laws and shall be installed in a good workmanlike manner.

                                ARTICLE EIGHTEEN

                        SUBORDINATION AND NON-DISTURBANCE

     This Lease shall be subordinate and subject to all ground and underlying leases and to any first mortgages thereon and to any First mortgages covering the fee of the Project, and to all renewals, modifications or replacements thereof, provided, however, that with respect to any existing ground lease, underlying lease and/or mortgage, no later than the date Tenant executes and delivers this Lease and with respect to any future ground lease, underlying lease and/or mortgage, on or before the effective date thereof, Landlord shall obtain from its ground lessor, underlying lessor and/or mortgagee, as the case may be, a written agreement with Tenant in form acceptable to Tenant which includes the conditions set forth in this Article 18. The agreement shall be binding on their respective legal representatives, successors and assigns and provide, among other provisions, that so long as this Lease shall be in full force and effect (a) Tenant's possession and use of the Project in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination to or any modification of or default under the ground or underlying lease or mortgage and (b) the ground and underlying lessor and mortgagee will make available to Landlord the insurance proceeds payable under policies of insurance required to be carried by Landlord in Article Ten for the purposes agreed upon in Article Ten, subject to reasonable restrictions and controls regarding such issues as approval of construction documents and progress payment disbursements and showing of no material impairment of security following reconstruction. If the ground or underlying lessor and/or mortgage or any successor in interest shall succeed to the rights of Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Tenant will attorn to and recognize such successor-landlord as Tenant's landlord provides the successor-landlord accepts such attornment and recognizes Tenant's rights of possession and use of the Leased Premises in accordance with the provisions of this Lease. If Tenant is joined as a defendant in any proceeding which may be instituted to terminate or enforce the ground or underlying lease or to foreclose or enforce the mortgage, Landlord shall indemnify and hold Tenant harmless from all costs, attorneys' fees, expenses, liabilities and damages incurred by Tenant in connection therewith.

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                                ARTICLE NINETEEN

                                MECHANICS' LIENS

     During the Term, Tenant shall discharge by payment, bond or otherwise those mechanics' liens filed against the Project for work, labor, services or materials claimed to have been performed at or furnished to the Leased Premises for or on behalf of Tenant, except when the mechanics' liens are filed by a contractor, supplier, materialman or laborer retained by Landlord, in which event Landlord shall discharge the liens by payment, bond or otherwise.

                                 ARTICLE TWENTY

                                IBM RENT GUARANTY

     Simultaneous with the execution and delivery of this Lease by Tenant, International Business Machines Corporation shall cause to be executed and delivered to Landlord a Guaranty in the form of Exhibit D hereto, accompanied by evidence of requisite corporate approval and authority for such execution and delivery in a form reasonably satisfactory to Landlord.

                               ARTICLE TWENTY-ONE

                              Intentionally deleted

                               ARTICLE TWENTY-TWO

                              Intentionally deleted

                              ARTICLE TWENTY-THREE

                              Intentionally deleted

                               ARTICLE TWENTY-FOUR

                                     DEFAULT

     Section 24.01  DEFAULT BY TENANT.

     (a) If Tenant shall default in the payment of Annual Rent or Additional Rent and the default shall continue for ten (10) days after notice thereof from Landlord, or if Tenant shall default in the performance or observance of any of its other covenants or obligations set forth in this Lease, and if the default shall continue for thirty (30) days after notice thereof from Landlord specifying in what manner Tenant has defaulted (except that if the default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Tenant commences to cure the default within such thirty (30) day period and proceeds diligently thereafter to effect such cure) within one hundred twenty (120) days Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

     (1) Landlord shall have the right, so long as such default (after expiration of all cure periods as set forth in paragraph (a) above) continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

     (2) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, re-enter the Leased Premises and remove therefrom all persons and property and again repossess and enjoy the Leased Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

     (3) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant's default, (iii) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Leased Premises which are allocable to the then remaining Term.

     (4) For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the Leased Premises, the monthly rent reserved inn this Lease shall be deemed to be the sum of the Annual Rent and all periodic Additional Rent (including Operating Expenses and Real Estate Taxes) last payable by Tenant.

     (5) After terminating this Lease, Landlord may remove any and all personal property located in the Leased Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

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

     (b) Even though Tenant has breached this Lease and abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Leased Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

     (c) All amounts of Annual Rent and Additional Rent not paid by Tenant when due shall bear interest from the date due until paid in full at the lesser of ten percent (10%) per annum or the maximum rate permitted by law.

     Section 24.02 SUSPENSION OF TENANT DEFAULT. Subject to Section 24.03 below, if Tenant shall dispute any sum claimed by Landlord to be specifying in reasonable detail the basis for its dispute, Tenant may pay the amount in dispute to an independent escrow agent of its choice, to be held by the agent pending resolution of the dispute by arbitration or otherwise. Tenant's rights under this Section 24.02 shall be limited to disputes regarding sums other than
(1) monthly installments of Annual Rent and (2) periodic payment of Real Estate Taxes, not contested by Tenant by notice to landlord given within thirty (30) days following Landlord's notice of any change in such amounts. Tenant shall not be deemed to be in default hereunder by reason of such payment until the dispute is resolved in favor of Landlord and Tenant fails to cause the agent to pay the amount determined to be payable to Landlord within ten (10) days after Tenant is notified of the determination. Tenant and Landlord shall negotiate in good faith to resolve the dispute by agreement, failing which either may proceed to arbitration in accordance with Article Thirty-Eight.

     Section 24.03 DEFAULT BY LANDLORD. If and when Tenant discovers that Landlord has made a representation in this Lease which was intentionally false or misleading in any material respect when made, or that Landlord has committed a material breach of any of the warranties made in this Lease, Tenant may declare an event of default. Further, if Landlord defaults in the performance or observance of any of its covenants or obligations set forth in this Lease, Tenant shall give Landlord notice specifying in what manner Landlord has defaulted and if the default shall not be cured by Landlord within the period of time provided for elsewhere in this Lease, and otherwise within thirty (30) days after the delivery of such notice (except that if the default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Landlord commences to cure the default within the thirty (30) day period and proceeds diligently thereafter to effect such cure) Tenant may declare an event of default. If Landlord disputes any default declared by

Tenant pursuant to this Article or the reasonableness of time granted to cure the default, Landlord may submit the disputed matter to arbitration in accordance with Article Thirty-Eight within ten (10) days after receiving Tenant's notice. Alternatively, if Landlord fails to reimburse Tenant within thirty (30) days after it receives Tenant's invoice and Landlord fails to submit the disputed matter pursuant to Article Thirty-Eight, Tenant shall have the right to submit the disputed matter to arbitration in accordance with Article Thirty-Eight by notice given within ten (10) days following the end of such thirty (30) day period. If judgment is in favor of Tenant in the arbitration, Tenant shall have the right to deduct any costs and expenses incurred by Tenant to cure Landlord's default from each monthly installment of Annual Rent due or to become due in an amount not to exceed ten percent (10%) of each monthly installment, until Tenant has been paid in full. If Landlord's default materially and adversely affects Tenant's rights under this Lease and the default cannot be cured within a reasonable time or at a reasonable cost by either Tenant or Landlord, as determined by the circumstances, Tenant shall have all right and remedies available at law or in equity, including, without limitation, the right to claim actual or constructive eviction. Tenant may recover all damages it incurs as a result including (1) the unamortized value over the Term of Tenant's improvements, alterations, replacements and other similar changes to the Leased Premises, provided the same shall have been paid for by Tenant but regardless of whether the same might be considered by the Laws or other vise a part of the Building or shall be or become Landlord's Property under the provisions of this Lease; (2) the value of Tenant's Personal Property that cannot be removed from the Building without incurring substantial cost; (3) the cost of relocation; and (4) that portion of annual rent and additional rent that Tenant is required to pay at a new location which exceeds the Annual Rent and Additional Rent.

                               ARTICLE TWENTY-FIVE

                                    HOLDOVER

     If Tenant remains in the Leased Premises beyond the expiration or earlier termination of the Term, such holding over in itself shall not constitute a renewal or extension of this Lease but in such event, a tenancy from month to month shall arise. During the first three (3) months of the holdover period, Tenant shall pay a monthly rental (the "Holdover Base Rent") equal to the installments of Annual Rent and increases in Real Estate Taxes and Operating Expenses payable for the last month of the Term of the Lease. Thereafter (i) the monthly rental for the first three months shall be 110% of the Holdover Base Rent and (ii) the monthly rental thereafter shall be 150%, of the Holdover Base Rent.

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

                               ARTICLE TWENTY-SIX

                                     NOTICES

     Any notice, request or demand under this Lease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided, and (a) served personally, (b) registered or certified (return receipt requested) and deposited in a United States general or branch post office, or
(c) sent by a private express mail carrier. Any notice, request or demand by Tenant to Landlord shall be addressed to Landlord at:

     CP Private Partners LP-1
     c/o Cabot Partners Limited Partnership
     Sixty State Street, Boston, MA 02109
     Attention:  Asset Management Department

until otherwise directed in writing by Landlord and, if requested in writing by Landlord, simultaneously served on or sent to Landlord's first mortgagee at the address specified in such request.

Any notice, request or demand by Landlord to Tenant shall be addressed to Tenant at:

     Altium
     2130 N. Hollywood Way
     Burbank, CA 91504
     Attention: General Counsel

until otherwise directed in writing by Tenant.

     Rejection or other refusal to accept a notice, request or demand, or the inability to deliver the same because of a changed address of which no notice was given, shall be deemed to be receipt of the notice, request or demand sent.

                              ARTICLE TWENTY-SEVEN

                            ASSIGNMENT AND SUBLETTING

     Section 27.01  ASSIGNMENT OR SUBLEASE.  Without the consent of Landlord:
(i) Tenant may assign this Lease or sublet all or any part of the Leased Premises at any time during the Term to (a) an Affiliated Person of Tenant or
(b) a successor entity created by merger, reorganization, recapitalization, or acquisition, or (ii) Tenant may sublet the Leased Premises to any person or entity occupying in the aggregate less than twenty-five percent (25%) of the Leased Premises. Tenant shall be permitted to retain the profit, if any from such sublease or assignment. For purposes of this Section the words "Affiliated Person of Tenant" mean a Person directly or indirectly, through one or more intermediaries, controlled by Tenant or under common control with Tenant.

     Section 27.02 Except as set forth in Section 27.01, Tenant shall not assign this Lease or any interest herein or sublet the Leased Premises or any part thereof without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and an other information reasonably requested by Landlord concerning the proposed transaction ant the parties involved therein.

     Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

     (1) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord and its affiliates for other tenants under isis with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in properties owned by Landlord or its affiliates;

     (2) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than three subparcels, would create a subparcel of a configuration that is not suitable for normal leasing purposes, or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Leased Premises; or

     (3) if at the time consent is requested or at any time prior to the granting of consent, Tenant remains in default under the Lease after Landlord has given Tenant notice thereof and an opportunity to cure as set forth in Article 24.

     Section 27.03 No sublessee shall have a right to further sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

     Section 27.04 LIABILITY OF TENANT. Tenant shall be permitted to retain fifty percent (50%) of the profits, if any, from such sublease or assignment during the Term. Profits shall be defined to mean income received by Tenant from any such sublease or assignment less the cost of subleasing or assignment, including brokerage commission, legal fees and related expenses, out of pocket economic concessions granted by Tenant, including tenant improvement allowances and lease takeovers. Landlord shall not have the right to recapture any space so subleased or assigned by Tenant. If Tenant assigns or sublets hereunder, Tenant shall remain responsible for the faithful performance and observance of all of its covenants and obligations set forth in this Lease. Landlord agrees that if Tenant assigns this Lease and the assignee defaults and fails to cure such default within the applicable grace period provided in Article Twenty-Four, Tenant shall have the right to recover possession of the Leased premises by curing the assignee's default within ten (10) days thereafter, after Landlord has first delivered to Tenant a copy of Landlord's notice of default concurrent with Landlord's giving notice to the assignee. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

                              ARTICLE TWENTY-EIGHT

                          EQUAL EMPLOYMENT OPPORTUNITY

     There are incorporated in this Lease the provisions of Executive Order 11246 (as amended) of the President of the United States on Equal Employment opportunities and the rules and regulations issued pursuant thereto with which Landlord represents that it will comply unless exempted.

                               ARTICLE TWENTY-NINE

                                 QUIET ENJOYMENT

     Provided Tenant performs the covenants and obligations in this Lease on Tenant's part to be performed, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Leased Premises, the Common Building Facilities and Building Parking Area for the Term, without hindrance, claim or molestation by Landlord or any other Person.

                                 ARTICLE THIRTY

                                     WAIVER

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

     Failure by either party to complain of any action, inaction or default of the other party shall not constitute a waiver of the aggrieved party's rights hereunder. Waiver by either party of any right to claim a default of the other party shall not constitute a waiver of any right to claim a subsequent default of the same obligation or to claim any other default, past, present or future. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other concerning any matters whatsoever arising out of or in any way connected with this Lease or the relationship of the parties hereunder.

                               ARTICLE THIRTY-ONE

                               PARTIAL INVALIDITY

     If any covenant, condition or provision of this Lease, or the application thereof to any Person or circumstance, shall be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by the Laws.

                               ARTICLE THIRTY-TWO

                              RULES AND REGULATIONS

     Section 32.01 TENANT'S OBLIGATION. Tenant shall abide by and observe the rules and regulations marked EXHIBIT F and such other rules and regulations which are necessary for the safety, security, care and appearance of the Project or the preservation of good order therein, or for the operation and maintenance of the Project or equipment therein (the "Rules and Regulations"); provided the same are in conformity with common practice and usage in similar buildings, are not inconsistent with the provisions of this Lease and apply to all tenants and occupants of the Building, and provided further that a copy thereof is received by Tenant.

     Section 32.02 STANDARDS APPLICABLE TO LANDLORD. Landlord shall (a) not disseminate against Tenant in enforcing the Rules and Regulations; (b) not unreasonably withhold or delay its consent to any approval required by Tenant under the Rules and Regulations, and (c) exercise its judgment in good faith in any instance when the exercise of Landlord's judgment under the Rules and Regulations is required.

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

     Section 32.03 LANDLORD'S ENFORCEMENT. Landlord shall use its best efforts to obtain compliance of the Rules and Regulations by all tenants and other occupants within the Project limits, but Landlord may permit reasonable waivers so long as such waivers do not unreasonably interfere with or materially and adversely affect Tenant in the conduct of its business in the Leased Premises or violate any rights granted to Tenant under this Lease.

     Section 32.04 CONFLICT. If there is a conflict between or ambiguity created by the provisions of this Lease and Rules and Regulations published pursuant to this Article, the provisions of this Lease shall control and be binding on the parties hereto.

                              ARTICLE THIRTY-THREE

                              ESTOPPEL CERTIFICATES

     Section 33.01 TENANT'S ESTOPPEL CERTIFICATE. Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior notice from Landlord, and not more than thirty (30) days after Landlord's giving notice to Tenant execute, acknowledge and deliver to Landlord or any Person designated by Landlord a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (2) whether or not the Term has commenced and if it has commenced, stating the dates to which the Annual Rent and Additional Rent have been paid by Tenant, and (3) stating, to the best of Tenant's knowledge, whether or not Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if Tenant has knowledge of such a default, specifying each such default.

     Section 33.02 LANDLORD'S ESTOPPEL CERTIFICATE. Prior to commencement of and during the Term, Landlord shall, within ten (10) days after Tenant's request, deliver an estoppel certificate to Tenant or any Person designated by Tenant relative to the status of this Lease and/or any ground lease, underlying lease and/or mortgage encumbering the Project.

                               ARTICLE THIRTY-FOUR

                               EXECUTION OF LEASE

     THIS DOCUMENT SHALL NOT BE A VALID AGREEMENT WHICH IS BINDING ON EITHER PARTY HERETO UNTIL AT LEAST ONE (1) COUNTERPART, EXECUTED BY DULY AUTHORIZED REPRESENTATIVES OF LANDLORD AND TENANT, HAS BEEN DELIVERED BY EACH PARTY TO THE OTHER.

                                      A-45

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                               ARTICLE THIRTY-FIVE

                                  COUNTERPARTS

     When several counterparts of this Lease have been executed, each shall be considered an original for all purposes, provided, however, that an counterparts shalt together, constitute one and the same instrument.

                               ARTICLE THIRTY-SIX

                                     ANTENNA

     Tenant may install and, once installed, modify a microwave, satellite or other antenna communications system on the roof of the Building for use in connection with Tenant's business. Tenant shall furnish detailed plans and specifications for the system (or modification) to Landlord for approval, which approval shall not be unreasonably withheld or delayed. Upon approval, the system shall be installed, at Tenant's expense, by a contractor selected in the manner agreed to in Section 13.02. Tenant is hereby granted such easements and licenses for (a) use of any Building shafts and other Common Building Facilities required to install the electrical or communication wiring, (b) access to the roof at all reasonable times and in emergencies and (c) use of a mutually agreed upon area of the roof to install and operate the system. Tenant shall be responsible for procuring whatever licenses or permits may be required from third Persons for the use or operation of the system, and Landlord makes no warranties or representations as to the permissibility of the system under applicable Laws. The system shall not constitute a nuisance or unreasonably interfere with the operations of Landlord or other tenants occupying the Project. Landlord agrees that after the date Tenant installs its system, Landlord will not permit the installation of a similar system on the roof of the Building by any Person without Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed, provided that Tenant may withhold approval where the installation and/or operation of the other system would interfere with the operation of Tenant's system. Upon the expiration or earlier termination of the Term, Tenant shall remove all equipment placed or installed on the roof of the Building, together with related signal wiring, properly patch and fill all roof penetrations, and repair any damage to the roof resulting from the installation or removal of Tenant's equipment.

                              ARTICLE THIRTY-SEVEN

                                     BROKER

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

     The parties warrant and represent to each other that no Person has negotiated or brought about this transaction other than Cushman Realty Corporation and CB Commercial Real Estate Group, Inc. Tenant shall defend, indemnify and save harmless Landlord from and against any claim which may be asserted against Landlord by any Person other than the Person named above if (a) the claim is made in connection with this transaction and (b) Tenant employed the claiming Person. Tenant shall reimburse Landlord for reasonable expenses, losses, costs and damages (including reasonable attorneys' fees and court costs if Tenant fails or refuses to defend as herein required) incurred by Landlord in connection with such claims. Landlord shall defend, indemnify and save harmless Tenant from and against any claim which may be asserted against Tenant by any Person if the claim (a) is made in connection with this transaction and (b) arises out of conversations or dealings between Landlord and any claiming Person (including the Person named above) other than a Person employed by Tenant for this transaction, or (c) results from a fraud committed or misrepresentation made by Landlord or any Person employed by Landlord. Landlord shall reimburse Tenant for reasonable expenses, losses, costs and damages (including reasonable attorneys' fees and court costs if Landlord fails or refuses to defend as herein required) incurred by Tenant in connection with such claims. Landlord agrees that its payment to the named Person shall not be a release of Landlord from its obligation of indemnification hereunder or of Tenant's right to enforce such indemnity. This Article shall survive the expiration or earlier termination of this Lease.

                              ARTICLE THIRTY-EIGHT

                                   ARBITRATION

     Section 38.01  APPLICABILITY.

     (a) If arbitration is agreed upon hereunder as a dispute resolution procedure, the arbitration shall be conducted as provided in this Article. All proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Article. The judgment upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof.

     (b) During an arbitration proceeding pursuant to this Article, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

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

     Section 38.02 NOTICE AND DEMAND. All disputes that may be arbitrated in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Article and shall state whether or not the party giving the notice demands arbitration under this Article. If no such demand is contained in the notice, the other party against whom relief is sought shall have the right to demand arbitration under this Article within five (5) business days after such notice is received. Unless one of the parties demands arbitration, the provisions of this Article shall be deemed to have been waived with respect to the dispute in question.

     Section 38.03 SELECTION OF ARBITRATOR. Tenant and Landlord shall mutually and promptly select one person who has demonstrated at least ten (10) years' experience in commercial real estate matters and, in particular, the subject matter of the dispute, to act as arbitrator hereunder. If a selection is not made within thirty (30) days after a demand for arbitration is made, upon the request of either party the arbitrator shall be appointed by The American Arbitration Association. The arbitration proceedings shall take place at a mutually acceptable location in ________.

     Section 38.04  SCOPE.

     (a) When resolving any dispute, the arbitrator shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrator shall not have the power to change any of the provisions of this Lease, but this Section shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration. The arbitrator shall limit his or her deliberations to the following issues only and no others:

     (1) Under Article Six, Nine or Twenty-Four of this Lease (a) whether a party has committed an event of default, (b) whether a party either has failed to cure the default within the grace period allowed by the provisions of this Lease for curing the default or, having eventually cured the default, nevertheless has failed to proceed with due diligence, (c) whether the length of time specified by Tenant in a notice of default given under Article Six, Nine or Twenty-Four was reasonable, taking into consideration the nature of the default and surrounding circumstances (such as availability of parts, required municipal approvals, and effect of the default on occupants and invitees of the Project) existing at the time notice was given, (d) whether the Construction Documents prepared by Landlord under the Work Letter, set forth in Exhibit C, provide for construction which is the logical extension of the design, quality and quantity shown in the Schematics, or (e) whether the proposed lease amendment meets the requirements of paragraph 2.02(b).

     (2) Whether an item included in Landlord's Statement as Operating Expenses or Real Estate Taxes is properly includable pursuant to Article Three.

     (b) The right of Landlord and Tenant to submit a dispute to arbitration is limited to issues agreed in this Lease to be submitted to arbitration.

                               ARTICLE THIRTY-NINE

                                 EXCUSABLE DELAY

     Whenever a party hereto is required by the provisions of this Lease to perform an obligation and such party is prevented beyond its reasonable control from doing so by reason of an Excusable Delay, such party shall be temporarily relieved of its obligation to perform, provided it promptly notifies the other party of the specific delay and exercises due diligence to remove or overcome it. The words "Excusable Delay" shall mean any delay due to strikes, lockouts or other labor or industrial disturbance; civil disturbance; future order of any government, court or regulatory body claiming jurisdiction; act of the public enemy, war, riot, sabotage, blockade or embargo; failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or explosion, or act or omission of one party hereto which prevents the party claiming delay from complying, or which materially and adversely interferes with the claiming party's ability to comply with an obligation under this Lease on its part to be performed.

                                  ARTICLE FORTY

                                  MISCELLANEOUS

     Section 40.01 RULES OF INTERPRETATION. This Lease shall be strictly construed neither against Landlord or Tenant; each provision hereof shall be deemed both a covenant and a condition running with the Land; except as otherwise expressly provided in this Lease and its Exhibits and other attachments, the singular includes the plural and the plural includes the singular, "or" is not exclusive; a reference to an agreement or other contract includes supplements and amendments thereto to the extent permitted by this Lease; a reference to the Laws includes any amendment or supplement to such Laws; a reference to a Person includes its permitted successors ant assigns; accounting provisions have the meanings assigned to them by generally accepted accounting principles and practices applied on a consistent basis; the words "such as," "include," "includes" and "including" are not limiting, except as specifically agreed upon in this Lease, any right may be exercised at any time and from time to time and all obligations are continuing obligations throughout the Term, and in calculating any time period, the first day shall be excluded and the last day shall be included and all days are calendar days unless otherwise specified; whenever the consent or approval of either party is required, such consent or approval shall not be unreasonably withheld or delayed; and whenever either party is granted a right to take action, exercise discretion or make an allocation, judgment or determination, such party shall act in good faith in a reasonable and prudent manner.

     Section 40.02 NO EXCLUSIVE REMEDIES. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative in addition to all other remedies at law or in equity which either party may have arising out of an event of default of the other party.

     Section 40.03 PROJECT CONTRACTORS AND SUPPLIERS. Except as otherwise specifically set forth in this Lease, Landlord hereby covenants and represents that Tenant may deal with any Person for services (including food and vending services), supplies, materials, labor, equipment, transportation, tools, machinery and any other similar or dissimilar services or items in connection with the use and occupation of the Leased Premises and any work performed therein.

     Section 40.04 GOVERNING LAWS. This Lease shall be governed in all respects by the Laws of the State of California.

     Section 40.05  NON-DISCLOSURE OF LEASE.

     (a) Prior to the Tenn Commencement Date, Landlord and its agents, employees and contractors shall not disclose the existence of this Lease without Tenant's written consent.

     (b) Landlord, its agents, employees and contractors shall keep the provisions of this Lease in confidence and shall not publish or disclose the same at any time during the Term except as permitted by Article Forty-One.

     (c) This Section shall not apply to disclosures that must be made by Landlord or Tenant to obtain financing for the Project, or as related to Landlord's efforts to sell the Project.

                                ARTICLE FORTY-ONE

                               MEMORANDUM OF LEASE

     This Lease shall not be recorded by either Landlord or Tenant. However, either party may request that a memorandum of this Lease be recorded in a form reasonably acceptable to both. The requesting party shall pay all costs of recording.

                                ARTICLE FORTY-TWO

                                BINDING AGREEMENT

     This Lease shall bind and inure to the benefit of Landlord and its executors, distributees and heirs, and to Tenant's and Landlord's respective representatives, successors and permitted assigns.

                               ARTICLE FORTY-THREE

                                ENTIRE AGREEMENT

     This Lease, including all Exhibits, other attachments and the letter dated July 16, 1993 from Eugene Reilly to Christine von Wrangel regarding sound mitigation, contain the entire agreement of Landlord and Tenant with respect to the matters stated herein, and may not be modified except by an instrument in writing which is signed by both parties and delivered by each to the other. Exhibits and such other attachments are incorporated herein as fully as if their contents were set out in full at each point of reference to them.

                               ARTICLE FORTY-FOUR

                       PROJECT MANAGEMENT/MOVING EXPENSES

     Landlord shall reimburse Tenant for the cost of project management services provided by A. Epstein and Sons and for all associated moving expenses necessary to relocate to the Leased Premises up to $150 per rentable square foot, within thirty (30) days after the Term Commencement Date.

     IN WITNESS WHEREOF, this Lease has been executed by the duly authorized representatives of Landlord and Tenant as of the date first above written.

                                   LANDLORD

                                   CP PRIVATE PARTNERS, LP-1,
                                   a Delaware limited partnership

                                   By:  Cabot Partner Limited
                                        Partnership, general partner

                                        By:  Cabot Realty Advisors
                                             Corporation, general partner

                                             By:  /s/ (illegible)
                                                --------------------------------
                                             Its:  President
                                                 -------------------------------
                                   TENANT

                                   ALTIUM
                                   a California corporation

                                             By:  /s/ Lee Amunay
                                                --------------------------------
                                             Its:  President
                                                 -------------------------------

                           EXHIBIT A - To be attached
               (with dotted line to show Partial Leased Premises)

                                    SITE PLAN

                                    EXHIBIT B

                           MAINTENANCE SPECIFICATIONS

LANDLORD'S LANDSCAPE SERVICE - One visit per week

1.   Hand pick weeds and trash in the planting areas.

2.   Hand water and/or regulate the watering system.

3.   Shrub beds will be fertilized every two months.

4. Provide the labor to repair or replace the sprinkler system heads and risers.

5.   Trim all trees, shrubs, and plants as required.

6.   Replace all plantings that die or are damaged.

7. Keep all sidewalks and grounds free from gardening debris to maintain a neat and clean appearance.

8.   Stake and tie trees as required.

9. Provide labor to eradicate rodents from landscape areas by setting traps, or other means.

10. Provide the labor and materials to minor applications of pesticides, herbicides, and fungicides.

11.  Walkway areas will be swept or blown clean.

12. Repair damage due to acts of nature (storm runoff, water overflow, excessive winds) mechanical malfunctions, broken water lines, vandalism, and theft.

LANDLORD'S PARKING LOT MAINTENANCE:

1.   Blow away from curbs and vacuum sweep parking lot once a month.

2.   Blow clean sidewalks, courtyards and steps once a week.

3.   Hand pick or blow away trash from planters and landscape areas once a week.

4.   Blow clean trash enclosures once a week.

5.   Repaint all handicap stalls annually or as needed.

LANDLORD'S HVAC MAINTENANCE:

1.   Change air filters on a monthly basis.

2.   Check fan belts monthly and replace as needed.

3. Maintain water treatment in chiller units for proper levels of microbicides, PH balance, and ionizers.

4. Faulty electrical ground and city power will be tested and corrected as needed.

5. Water temperature and pressure and coolant levels in all HVAC units required monthly.

6.   Check and service HVAC units at least monthly.

7.   Test and service all backflow and pressure relief valves annually.

                                    EXHIBIT C

                            IMPROVEMENTS WORK LETTER

                      FOR 2130 NORTH HOLLYWOOD WAY, BURBANK

This Agreement is incorporated into that certain Lease (the "Lease") dated July 16, 1993, between ALTIUM, as "Tenant", and CP PRIVATE PARTNERS, LP-1, as "Landlord." All of the defined terms as used in the Lease shall have the same meanings herein. In the event of a conflict between the provisions of the Lease and the provisions of this Exhibit C, the provisions of the Lease shall prevail.

1. LANDLORD'S WORK. Landlord, through its general contractor, shall at Landlord's sole cost, arrange to design, furnish, construct and install upon and within the Leased Premises (the "Project") in accordance with the drawings and specifications finally approved by Landlord and Tenant (collectively), as "Landlord's Work." The Landlord's Work generally covers, but is not limited to, exterior building modifications, exterior windows, landscaping, site work, building entrance features, partitions, doors, lighting fixtures, acoustical ceilings, window coverings, floor coverings, electrical, telephone, plumbing, heating, ventilating and air conditioning equipment, fire sprinklers, general life safety, computer room, employee center, eating/food service areas, restrooms and other items of general construction as set forth in the drawings and specifications described in Section 2 below. The quantities, character and manner of installation of all of the Landlord's Work shall be subject to the limitations imposed by any applicable laws and governmental regulations. Prior to selecting a general contractor to construct the Landlord's Work, Landlord shall include any contractors designated by Tenant in the group from which it solicits proposals. Landlord shall act in a financially responsible and commercially reasonable manner in paying the consultants and contractors providing services in connection with the Landlord's Work and in discharging liens which may be filed.

2. DRAWINGS AND SPECIFICATIONS. Landlord and Tenant have approved the schematic drawings and scope of work specifications for Landlord's Work. Copies of such documents (the "Schematics") are attached as ATTACHMENT 1. Landlord, through its architect, Stewart Romberger Associates, shall furnish drawings and specifications (the "Construction Documents") required for the pricing and construction of the Landlord's Work and in accordance with the schedule outlined below. Such documents shall be prepared as the logical extension and in accordance with the design, quality and quantity shown in the Schematics and shall be submitted to Tenant for its approval. Tenant's approval shall not unreasonably be withheld and shall be deemed given if not denied in a notice given to Landlord within five business days of Landlord's request which notice includes a detailed explanation of noted material deviations of the work described in the proposed Construction Documents from the scope of work described in the Schematics. Landlord disagrees with any of the reasons for Tenant's denial of its approval, Landlord may nevertheless deem that the proposed documents are approved and proceed to construct the Landlord's Work including those portions not approved by Tenant, but Tenant may, by notice to Landlord given within 15 days after Landlord gives notice to Tenant of its intention to proceed notwithstanding Tenant's disapproval, subject the issue to arbitration under Article 38 of the Lease. If
     Tenant prevails, the arbitrator's award may include a requirement that Landlord modify the Landlord's Work as necessary to meet Tenant's objections.

3. CHANGES TO LANDLORD'S WORK. From time to time, Tenant may request changes to the drawings, plans and specifications for the Project including but without limitation, all Construction Documents defined in Section 2. Landlord will review and respond within two (2) business days to Tenant's request for any reasonable "Minor Change", i.e. reposition a door, and shall not unreasonably withhold its approval of such request provided there is no schedule delay or increase in cost for such change and such change does not violate any Laws, or require an amendment or variance to applicable zoning ordinances. Such Minor Changes shall be at no cost to Tenant provided they are at no cost to Landlord. If Landlord reasonably determines that the Tenant requested change would cause a delay to the Construction Schedule or increase the cost of Landlord's Work, then Landlord shall submit to Tenant in writing, within five (5) business days, or as soon thereafter as it has obtained requisite information from its architect and contractor, that the requested change is considered a "Major Change." This notice will explain any additional charges that will be assessed to Tenant and the period of time, if any, that the change will materially and adversely affect the approved Construction Schedule. Tenant shall bear all of the identified additional charges for Major Changes to Landlord's Work, together with a fee for the Landlord's construction administration of 4% of the cost of such change. In the event Landlord or its general contractor is instructed to proceed with such changes without approval of such increased cost or time delay by Tenant, the amount and time thereof shall be reasonably determined by Landlord upon completion of Landlord's Work, subject to Landlord's furnishing to Tenant appropriate back-up information from Landlord's architect and general contractor concerning increased fees and costs and construction delays.

4. PAYMENT OF TENANT'S COST. Tenant shall pay to Landlord all amounts due under the terms of this Agreement within thirty (30) days after billing by Landlord. Bills may be rendered during the progress of the Landlord's Work. Landlord shall not be obligated to continue installation of any change in the Landlord's Work requested by Tenant if Tenant does not pay the cost of such change to Landlord when due. If Tenant does not make timely payment to Landlord, Landlord may, but shall not be obligated to, advance Landlord's funds to pay Tenant's costs and any funds so advanced shall be payable to Landlord upon demand as Additional Rent and shall bear interest as provided in the Lease. Notwithstanding anything contained herein to the contrary, Tenant may elect to convert all or any portion of Tenant's Cost to a credit to Rent payable at the beginning of the Initial Term up to $168,337.50, in which case the amount credited shall be amortized over the remainder of the Initial Term at nine percent (9%) per annum and shall be payable by Tenant in equal monthly installments as Additional Rent. In such event, Tenant and Landlord agree to amend the Lease with an appropriate adjustment.

5.   TENANT'S WORK.

     (a) Any Items or work beyond the scope of Landlord's Work for which Tenant contracts separately (hereinafter "Tenant's Work"), shall be subject to Landlord's and its contractor's policies and schedules and shall be conducted in such a way as not to hinder, cause any disharmony with or delay completion of Landlord's Work. The schedule for Tenant's Work shall be arranged with Landlord's contractor and no work shall be done by Tenant which would cause Landlord's contractor to be dependent upon such work for completion of Landlord's contractor's work or effect the critical path of Landlord's contractor's work. In no event shall work involving the roof, sprinkler, plumbing, mechanical, electrical power, lighting or general life safety systems of the Building be performed by other than Landlord's approved subcontractors.

          TENANT'S WORK -- The following items shall be provided by Tenant at Tenant's expense:

          - Video/graphics laboratory and control room special finishes, including the auxiliary interior lighting and control system, surface applied soundproofing, curtain back drop and low voltage wiring;

          -    Card-key security system, hardware and control units;

          -    Data and phone cable;

          - The employee cafeteria kitchen serving counter, stoves, sinks, built-ins, and kitchen equipment, including the exhaust hood but not including employee "vending area" which shall be Landlord's Work.

          - Interior signage (except code required fire and life safety signs which shall be part of the Landlord's Work).

     (b) TENANT ACCESS: The Landlord shall provide the Tenant, at no cost to the Tenant, with reasonable access to the Premises at all reasonable times during construction, including access for the purpose of the Tenant installing the Tenant's telecommunication and computer cabling systems and any other fixtures and equipment. The Landlord shall provide the Tenant with access to the Building during the Move-In Period for the purpose of installing the Tenant's furniture, fixtures and other equipment. The Tenant shall perform its work so as to not interfere with the timely completion at the construction work being performed by the Landlord. The Tenant shall not be charged any fee for parking, the use of the Building's utilities or operating expenses until the Term Commencement Date. As used herein, the term "Move-In Period" shall mean the twenty-one (21) day period immediately preceding the Term Commencement Date.

     (c) Not less than ten (10) business days prior to the date Tenant desires to commence Tenant's Work, it shall give a written request to Landlord setting forth or accompanied by all of the following:

          1.   A description and schedule for the work to be performed;

          2. The names and addresses of all contractors, subcontractors and material suppliers who will perform Tenant's Work;

          3. The approximate number of individuals, itemized by trade, who will be present in the Leased Premises;

          4. Copies of all drawings and specifications pertaining to that portion of Tenant's Work;

          5. Copies of all licenses and permits which may be required in connection with the performance of Tenant's Work, and

          6. Certificates of insurance indicating compliance with the insurance requirements set forth in the Lease.

     All of the foregoing shall be subject to Landlord's approval, which approval shall not unreasonably be withheld or delayed.

     (d) Tenant shall be responsible for any hoisting charges incurred in connection with Tenant's Work and for any expenses incurred by Landlord due to inadequate cleanup by those performing Tenant's Work.


     (e) If, in Landlord's reasonable judgment, any supplier, contractor or worker performing Tenant's Work hinders or delays, directly or indirectly, completion of the Landlord's Work by Landlord's contractor or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, Landlord shall give notice to Tenant and immediately thereafter Tenant shall cause such supplier, contractor or worker immediately to cease working in the Building. Landlord and Tenant shall then determine what corrective action should be taken. As Additional Rent under the Lease, Tenant shall reimburse Landlord for any repairs or corrections to Landlord's Work or the cost of any delays caused by or resulting from the actions or omission of anyone performing Tenant's Work.

6. PROGRESS SCHEDULE FOR LEASED PREMISES IMPROVEMENTS. With respect to the Landlord's Work and Tenant's Work, Landlord and Tenant shall maintain the following progress schedule, with dates and times for performance for actions as follows, subject to extension for delays for events ("Excusable Delays") beyond the control of either party:


     ACTION                             DATE OR TIME
     ------                             ------------
     (a)  Delivery to Tenant of         No later than August 27,
          proposed Construction         1993
          Documents under Paragraph 2
          above

     (b)  Review by Tenant of drawings  5 business days after
          and specifications after      submission or
          submission or resubmission    resubmission
          to Tenant by Landlord

     (c)  Response by Tenant to         5 business days after
          Landlord or its architect's   request
          request for additional
          information

     (d)  Construction start date       No later than September
                                        13, 1993. Unless delay
                                        caused by Major Change
                                        requested or approved by
                                        Tenant.

     (e)  Commencement of Tenant's      December 21, 1993 or the
          move-in as per Lease          number of business days
          Section 4.02(6)               after December 21, 1993
                                        for which Tenant has
                                        approved construction
                                        delays or reasonable
                                        delays which are a
                                        result as described in
                                        Paragraph 8 below.

7. AVAILABILITY OF LANDLORD'S CONSTRUCTION INFORMATION. Landlord shall, upon request by Tenant, cause to be made available for inspection by Tenant all information relating to construction of and changes to the Landlord's Work requested by Tenants including, but not limited to, contractor bids, change orders, cost reports, applications for payment and other relevant backup information and records with respect to such construction.

8. COMPLETION; TENANT DELAY. If Landlord shall be delayed in achieving Substantial Completion of the Landlord's Work as a result of:

     (i)  Tenant's failure to comply with the progress schedule in paragraph 6;
     or

     (ii) Changes requested by Tenant in the scope of Landlord's Work from that set forth in the Schematics or changes to the Construction Documents requested by Tenant after approval thereof pursuant to paragraph 2 which cause an actual schedule delay (including without limitation delays caused by responding to or implementing changes which are requested but not subsequently approved by Tenant); or

     (iii) Any interruption or interference in Landlord's construction of the Landlord's Work caused by Tenant, its contractors or its vendors; or

     (iv) Tenant's failure to timely pay any amounts which Tenant is obligated to pay under this Agreement; or

     (v) Any other act, neglect, failure or omission of Tenant, its agents, employees or contractors which delays the progress of achieving Substantial Completion (items (i) through (v) being collectively referred to as "Tenant Delays");

     then Landlord shall give Tenant notice thereof and the date upon which the payment of scheduled Annual Rent under the Lease is to commence shall not change unless there are any additional days to increase the date for Landlord's failure to meet the Substantial Completion Date. There shall be no delay in start of Rent payable by Tenant for Tenant Delays. If

     Tenant disputes Landlord's claim that there has been a Tenant Delay, Tenant shall have the right to submit the disputed matter to arbitration in accordance with Article Thirty-Eight within 10 days after Landlord has given notice to Tenant of any such Tenant caused delay.

9. WARRANTIES. Landlord shall obtain for the benefit of Tenant appropriate warranties from contractors and material suppliers to repair or replace materials, workmanship fixtures and equipment incorporated in the Landlord's Work which appear to be defective within the warranty period. Landlord hereby assigns to Tenant any and all such warranties.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates they executed the Lease,

                                   LANDLORD


                                   CP PRIVATE PARTNERS, LP-1,
                                   a Delaware limited partnership

                                   By:  Cabot Partners Limited
                                        Partnership, general partner

                                        By:  Cabot Realty Advisors
                                             Corporation, general partner

                                             By: /s/ (illegible)
                                                --------------------------------
                                             Its: President
                                                 -------------------------------
                                   TENANT

                                   ALTIUM
                                   a California corporation

                                   By:  /s/ Lee Amunay
                                      ------------------------------------------
                                   Its: President
                                       -----------------------------------------

                                  ATTACHMENT 1

                                  TO EXHIBIT C

SECTION 1.01 This is a definition and specification for Landlord's scope of work (Landlord's Work) including tenant improvements, base building and site improvements. This Scope of Work is written in a Construction Specification Institute format. The attached Exhibits are an integral part of this Attachment 1. Tenant's Work exceptions are specifically noted herein. Tenant has approved a final space plan dated July 15, 1993 ("Attachment 1-C.1"). Attachment 1-C.1 is the controlling document in the event of any conflict with any other specification or attachment referenced herein.

SECTION 1.02   CODES

               All work is to conform to all pertaining federal, state and local laws, codes, regulations and requirements of regulatory public agencies. Such codes include but are not limited to:

               Uniform Building Code
               California Administrative Code
               Division of Industrial Safety, Safety Orders (CAL/OSHA) Title 24, Building Standards (CAC)
               Uniform Mechanical Code
               Uniform Plumbing Code
               National Fire Protection Association
               National Electrical Code
               State and Local Public Health Codes
               Americans with Disabilities Act

SECTION 2.     SITE WORK

               A.   (1)  Existing paving to be patched, slurry coated and
                         restriped.

                    (2) Stamped concrete to be constructed at entrance parking area, see Attachment 1-A.

               B.   (1)  Landscaping shall be refurbished.  New landscaping
                         shall be added along the south property line. All landscaping shall be provided with an irrigation system appropriate to the plantings. The landscape plan shall be approved by Altium and included as a lease exhibit.

                    (2) A ten (10) foot high split face or equal wall shall be constructed along the south property line from the southeast intersection with the PSD (Burbank Public Services Department property with a street address of 2030 N. Hollywood Way, Burbank) property to a point where the Landlord's wall meets the north-south PSD wall near the southwest intersection of the PSD property.

                    (3) Front landscaping to include garden effect with berm/ wall to obscure roadway, see Attachment 1-A.

                    (4) Fence at rear of parking lot (east property line) to be replaced by a 6' chain link fence with slats from the southeast intersection of the PSD property, north to the southeast corner of the Pacific Avenue access. Fence at north end of rear parking lot to have slats.

               C. An outdoor patio eating area will be built to include a driveway perimeter wall to obscure view from parking lot and to provide landscaping with trees to provide shade. The paved eating area to be 750 S.F. minimum, see Attachment 1-A.

               D. Demolition: The existing mezzanine, approximately 11,000 S.F. (excluding the portion of the mezzanine and the adjoining stairs above the existing central restrooms) is to be demolished in such a way to minimize damage to existing building systems. All other constructed elements not included in the new design are to be demolished.

SECTION 3.     CONCRETE

               A. Existing concrete tilt-up panels to be cut and reinforced to include windows. Score lines to be depicted on Hollywood Way elevation and not on the south elevation. Example of size of typical openings to be included as an exhibit to the lease, see Attachment 1-B.

               B. The facade along Hollywood Way to be improved to eliminate the existing river rock surface. The facade is to have a three dimensional design as depicted on exterior elevation drawings approved by Altium and attached as Attachment 1-B.

               C. Existing concrete slab to be trenched, dowelled and filled as required to provide electricity and data cable ducts to systems furniture and for under floor plumbing as required.

               D. Existing depression for pre-existing computer room to be filled to form a concrete slab level with the surrounding slab.

               E. The existing concrete slab is to be patched and repaired. Existing floor materials and other foreign matter are to be removed to the original concrete.

SECTION 4.     MASONRY   See Attachment 1-A and Section 2 and 3.

SECTION 5.     STRUCTURAL STEEL AND MISCELLANEOUS METALS

               A. Structural steel as required to frame window openings in exterior tilt-up concrete walls.

               B. All columns from the demolished mezzanine to be removed down to slab level to provide a flat even surface.

               C. Decorative steel on exterior per approved elevation drawings, see Attachment 1-B.

               D. Lockable chain link, 6' gate to be added to rear driveway entrance from Pacific Avenue subject to the approval of governmental agencies.

SECTION 6.     CARPENTRY/MILLWORK

               A. Plastic laminate veneered millwork required in the following areas:

                    Executive conference room pantry
                    Vending area coffee counter with uppers and lowers Customer center
                    Phone room counters
                    Customer center coffee counter uppers and lowers Locker/restroom sink counter, make-up counter
                    2 Coffee/satellite mail rooms including uppers and lowers Janitorial closets - single shelf

                    Employee service area of cafeteria (vending area)

               B. An allowance of $40,000 is to be provided by Landlord for fabrication and installation of solid ash with cherry stain trim and ash veneer millwork required in the following areas:

                    Executive Waiting Area - trim details as required
                    Executive Reception Desk
                    Executive Conference Room - cabinets, chair rail, base, other trim as required
                    Private Executive Conference Room - Chair rail, base, other trim as required
                    Executive Area - Trim and details as required
                    Main Lobby - reception desk, product display pedestals, trim as required in design
                    Main Conference Room - built in supply cabinets
                    Display rail on one wall of each conference room

               C. All cabinetry to be built to applicable AWI and WIC quality standards

               D.   All walls to support millwork to have blocking

               E. Rain forest wood products, such as mahogany, shall not be used.

               F.   Tenant's Work will include cafeteria seating areas:

                    -    Banquettes
                    -    Condiment Counter
                    -    Tray Storage
                    -    Trash Enclosure

SECTION 7.     MOISTURE PROTECTION

               A. Existing roof to be patched and repaired as per recommendations of roofing report, Attachment 1-F. Roof repairs to be inspected by independent agency or author of roofing report.

               B. All roof penetrations and wall penetrations to be flashed, caulked and sealed.

SECTION 8.     DOORS, WINDOWS & GLASS

               A. All exterior doors at main lobby, cafeteria and employee entrance to be glass doors in aluminum frames suitable for automatic security controls. All other exterior doors to be steel doors and frames.

               B. All interior doors to be cherry stained ash veneered solid core doors 8'0" high in aluminum frames. All offices to have 18" wide full height sidelights. Executive offices and private executive conference room to have glass walls. All wood doors to be factory finished.

                    Exception: Doors from main lobby to adjacent departments may be "herculite" type glass doors as determined in design. Interior fire doors to be held in open position in wall pockets by magnetic hold-opens triggered by local dedicated smoke detectors.

               C. Window systems to be installed in new openings in exterior tilt-up panels.

               D. Other interior windows to be installed as required by design, including:

                         5' x 5' one way glass window in the Human Factors Lab.

                         5' high glass windows between Control Room and Computer Room, Printer room, and hallway (per Attachment 1-C)

               E. Exterior window glass will match existing glass on south elevation. The front glass on the west side of building will be replaced with the building standard glass.

               F. Relocate revolving door from present ALTIUM building to south employee entrance, subject to governmental codes. Installation per Attachment 1-C.

SECTION 9.     FINISHES

               A.   Painting:

                    All interior corridors and open office areas to have "Toll-o-flect" (or equivalent) painted walls. Lobby and display/exhibit area to have "Zolatone" painted walls. Employee entrance, and cafeteria to have Toll-o-flect or equal. All gypboard surfaces in the following rooms to be gloss or semi gloss as required:

                    Executive Conference Room Pantry
                    Servery
                    Kitchen
                    Vending Area
                    Coffee/Satellite Mail Rooms
                    Janitorial Storage & Closets
                    Bathrooms, Shower & Locker Rooms

                    All Other Gypboard Surfaces to have Satin Finish, all paint on gypboard to have minimum 1 coat of primer and two coats of paint. Landlord to touch up painted and stained surfaces as required following the Tenant's move into the Building.

               B. An allowance of $20,100 is to be provided by Landlord for fabric wallcovering to be included in:

                    Executive Offices
                    Private Executive Conference Room
                    Executive Waiting/Reception Area/Adjacent Hallways Executive Conference Room Executive Conference Room Foyer Sound absorbent wall covering to be included in testing/plotter room and graphic video lab.

               C.   The following rooms to have ceramic tile finishes:

                    Kitchen & Servery as required by Health Department - floors and base
                    New Restrooms - Floors and walls up to same height as existing restrooms
                    Showers - Floors and Walls
                    Locker Rooms - Floor area adjacent to shower and sinks Cafeteria seating area walkways (An allowance of $7.00 per square foot to be provided by Landlord)

               D.   Lobby to have "syndicrete" or tile flooring.

               E.   Warehouse & janitor closets to have painted concrete floors.

               F.   Carpet:  Areas shown on Attachment 1-E.

                    (1) Executive area to have Bentley Kings Road premiere edition

                    (2) All corridors to have Collins & Aikman Sisal weave 18" x 18" carpet tiles.

                    (3) All generic office areas to have carpet per Attachment 1-E.

                    (4)  Cafeteria seating area

                    (5) Locker Room dry area to have indoor/outdoor type carpet tiles

                    (6) Vinyl 12" x 12" flooring required in some auxiliary areas per Attachment 1-E.

               G.   Acoustical ceiling: Areas shown on Attachment 1-D.

                    (1) General office area tile: 2' x 2' USG auratone, omni-fissured, white; grid: USG, Donn Finezine white with white reveals (blue reveals in executive conference room).

                    (2) Open work station area tile: Armstrong "nubby" 1" thick foil backed with regular edge 2' x 2' or equal; grid: same as above.

                    (3) Auxiliary areas tile: 2' x 4' auratone omni fissured, white; grid: Armstrong prelude 15/16" T-bar or equal.

               H.   Cafeteria Ceiling:  Areas shown on Attachment 1-D.

                    Hunter Douglass, 12" cell frame module with 4" cell inset.

               I. Ceiling height to be minimum 10'-0" throughout offices. Open workstation areas to have raised portions to create interest. Open office areas without visual contact to outside light to have raised simulated skylights, see Attachment 1-D.

               J. Corridors to have gypboard ceilings or acoustical per H(1) above.

               K. An Allowance of $5,000 is to be provided by Landlord for horizontal element at 8'0" A.F.F. ("Boston Bumper").

SECTION 10.    SPECIALTIES

               A.   Signage: Building sign on feature at entry per Attachment
                    1-B.

               B. Raised access flooring to be in operations equipment room, printer room, and control room. Stairs and ramp per plan.

               C.   All conference rooms to have built-in marker boards.

               D. Main conference room to have an 3 operable walls, with an STC rating of 50. The total linear feet is to be 60 feet. The height is to be 10 feet.

SECTION 11.    EQUIPMENT

               A. All conference rooms to have electric roll down projection screens. Three such screens can be removed from Altium's current premises and reinstalled in new facility. One to be reused from existing Hollywood Way facility. Five others to be furnished by Tenant and installed by Landlord.

               B.   Residential Appliances:

                    (1) To be supplied by Tenant and installed by Landlord: All coffee areas, the vending area and the executive pantry to have a microwave and a refrigerator with ice maker. The executive pantry to have one dishwasher and garbage disposal. The vending area to have under counter freezer and under counter ice maker.

                    (2) To be supplied and installed by Landlord: One dishwasher and garbage disposal in Executive Pantry.

SECTION 12.    FURNISHINGS

               A. All exterior windows to have Levelor or equal 3-1/2" wide 8050 white vertical perforated PVC blinds. Percentage of perforation to be chosen by Altium.

SECTION 15.    MECHANICAL SYSTEMS

               A.   Heating and Air Conditioning Systems

                    (1)  Existing Systems Inspection and Servicing:

                    The existing heating, ventilating and air conditioning systems and equipment shall be tested for proper operation, serviced and repaired as necessary to meet the manufacturers specifications. This includes all chillers, cooling towers, heat pumps, air conditioners, exhaust fans and all associated controls, ductwork pumps, valves and accessories. Inspections, testing and repairs shall include, but not be limited to:

                    (a) All leaks, significant corrosion and fouling shall be eliminated from equipment, piping and ductwork

                    (b)  Coils shall be inspected and cleaned, where necessary.

                    (c) Chiller compressors shall be inspected and fully serviced. All leaks shall be repaired and belts replaced as necessary.

                    (d) Air handlers shall be inspected, tested and adjusted for proper airflow and static pressure. Air handler sensors and controls shall be inspected, adjusted and replaced if necessary. Filters shall be replaced. All bearings shall be serviced or replaced as necessary. All belts shall be inspected and replaced as necessary.

                    (e) All exhaust fans shall be inspected and tested for proper operation. All bearings shall be serviced and worn belts replaced. Visible corrosion shall be mechanically removed and primer and paint re-applied as necessary.

                    (f) All equipment, dampers, valves and controls shall be checked and adjusted to proper manufacturers specifications or design settings and repaired or replaced as necessary.

                    (g) Pneumatic system compressors shall be checked for leaks and fully serviced and adjusted. Pneumatic tubing, thermostats, valves and other associated controls shall be checked for leaks and properly adjusted. Repair or replace as necessary.

               (2)  Tenant Improvement Requirements:

                    The design and installation of the heating, ventilating and air conditioning tenant improvements shall meet the following requirements:

                    (a) The design shall provide systems of sufficient capacity to be capable of maintaining 78 degrees F. maximum on the cooling cycle within all spaces with a minimum of 74 degrees F. during the heating cycle and during off schedule hours.

                    (b) The design shall allow for all personnel, equipment, lighting, solar, exterior and all miscellaneous heating and cooling loads. The calculations shall be performed on a space-by-space basis determining the individual loads per space and the associated required airflow for sizing volume control dampers, ductwork, diffusers, grilles, etc. as well as block loads for determining the HVAC equipment capacities required. Equipment Heat loads to be provided by Tenant, see Attachment 1-G.

                    (c) The HVAC tenant improvements shall be designed and installed with Carrier Variable Air Volume, Variable Temperature (VAVVT) volume control dampers, by pass dampers, perimeter reheat coils (if applicable) and electronic controls or an equivalent variable air volume system suitable for use with the existing constant volume packaged rooftop heat pump units. Zoning requirements and the number of zones shall be as required to meet the performance criteria set forth in this Section 2(a).

                    (d) The HVAC system tenant improvements for the new computer room shall be a stand alone system(s) dedicated to serving only the computer room with sufficient capacity to meet all anticipated computer room loads per computer equipment list provided by Altium, see Attachment 1-H, with a spare capacity of 20% minimum. The system shall be capable of maintaining a minimum computer room temperature of 68 degrees F. with the maximum temperature not to exceed 78 degrees F. and a humidity range of 10%-70%. The system(s) shall be connected to the emergency electrical power system, if available. In addition to the stand alone system, the computer room shall be provided with a conditioned air supply from one of the building systems of sufficient capacity to maintain a computer room temperature of not greater than 78 degrees F. should the dedicated stand alone system fail. This building supply shall also provide the required minimum fresh air for ventilation for the computer room at all times.

                    (e) The minimum outdoor air supply rates shall not be less than 0.15 CFM/SPSF or 20 CFM/person outdoor air, whichever is greater. All HVAC units over 25 tons to have economizer cycles.

                    (f) The HVAC shall be capable of cooling a process load (personal computers) in every workstation. The planning load for each workstation is 430 watts, see Attachment 1-G.

                    (g) The systems serving general office areas shall be equipped with 30% efficiency filters, and the computer room system shall be equipped with 50% efficiency filters, rated in accordance with the atmospheric dust spot method per ASHRAE standard 52, "method of testing air cleaning devices used in general ventilation for removing particulate matter."

                         (h) Exhaust hood and integral fire suppression system to be furnished by Tenant and installed by Landlord for cooking area in cafeteria kitchen. Landlord will be responsible for all ducting from the hood.

               B.   Plumbing

                    Hot and cold water to be supplied to all coffee rooms, executive pantry restrooms, cafeteria and vending area. Kitchen to have grease trap and 3 floor sinks as required in kitchen vendor design. Janitor closets and janitor storage to have a total of 3 floor height mop sinks.

SECTION 16.    ELECTRICAL

               A. Components -- Service switchboards, distribution boards, transformers, generator, feeders, panelboards, controls, switches/disconnects branch circuits, etc.

               B. Complete systems of conduit, outlets and cabinets or terminal backboards for the following systems:

                    (1)  Telephone
                    (2)  Computers
                    (3)  CCIV Surveillance
                    (4)  Card Access Systems

               C.   Branch circuit wiring for:

                    (1)  HVAC/Plumbing equipment
                    (2)  Lighting Fixtures and controls
                    (3)  Convenience outlets
                    (4) Electrically-operated equipment furnished under other sections of the work
                    (5)  Kitchen/Food service, refrigeration, etc.
                    (6)  Vending machines
                    (7)  Emergency egress/exit lighting
                    (8)  Exterior and landscape lighting

               D.   Convenience outlets

                    (1) In all public corridors and lobbies, spaced at not more than 30 foot centers.

                    (2)  In all mechanical and electrical equipment areas.

                    (3)  As required for food service and vending equipment.

                    (4) Two convenience outlets in each P-4 size office (10' x 15'); three in each P-3 office; four in each P-2 and targer.

                    (5) Each P-2, 3 & 4 office to have two dedicated circuits with a common isolated ground.

                    (6) All workstations will have a tenant installed power distribution system. System to be hardwired to junction mounted in wall where stations abut a wall or column or a floor monument mounted to existing or new underfloor raceway.

                         (a) All MIS and development workstations to have two convenience duplex outlets and three dedicated duplex outlets on a single 20 amp rated circuit grounded to the conduit for P.C's.

                         (b) All other workstations to have three convenience duplex outlets and one dedicated outlet on a circuit shaped with two other workstations for P.C.'s.

                    (7)  Appliances specified in other sections.

                    (8) Altium will provide equipment list for all Tenant supplied equipment other than standard P.C.'s accommodated by paragraph 6. including copiers, printers, plotters, fax machines, etc., see Attachment 1-G.

               E. Lighting in general will comply with California Administrative Code, Title 24, Part 6 Article 2 "Energy Conservation Standards for New Non-Residential Buildings", Division 9 and still provide standard illumination levels.

                    (1) Lighting fixtures in all areas accessible to the public will be as required by the interior designer and/or Architect. The following lighting fixtures are to be used:

                         (a) General open office area lighting to be LC1 PI-314-T8-SP35-ELB-RF-277 Matte White. Pendant mounted light fixtures to achieve minimum 30 foot candles at the work surface.

                         (b) Private offices, Conference Rooms to have recessed four lamp 2' x 4' deep cell parabolic fluorescent fixtures or equivalent per Attachment 1-D.

                         (c) Other light fixtures to be specified in Attachment 1-D.

                    (2)  Switching and controls

                         (a)  Rooms per interior design requirements

                         (b)  General areas per Title 24.

                         (c) Exterior and parking by automatic time clock control.

                               SUBLEASE EXHIBIT B

                                LESSOR'S CONSENT


                              September 26, 1994

CP Private Partners LP-1
c/o Cabot Partners Limited Partnership
Sixty State Street
Boston, Massachusetts 02109

Attention:

Sublease:                Dated as of September 26, 1994, between International
                         Business  Machines Corporation ("IBM") and TeleTech
                         Telecommunications, Inc. ("Sublessee")

Sublease Premises:  Portion of the Building at 2130 N. Hollywood Way, Burbank,
                    CA 91504

Prime Lease:             Dated July 16, 1993, between CP Private Partners LP-1
                         and IBM, successor-in-interest to Altium, a California corporation.

Gentlemen:

International Business Machines Corporation ("IBM") is hereby requesting your consent to the proposed subletting of the Sublet Space, more particularly described in the Sublease attached, subject to and upon the following terms and conditions to which IBM and Sublessee expressly agree. The phrases "You" and "Master Landlord" are alternatively used herein to refer to the "Landlord" under the Prime Lease.

     1. This subletting and the Sublease are and shall be subject and subordinate at all times to all of the covenants, provisions and conditions of the Prime Lease and of this consent. Neither IBM nor the Sublessee shall do or permit anything to be done in connection with this subletting to which will violate the Prime Lease. In the case of any conflict between the provisions of the Prime Lease and the provisions of the Sublease, the provisions of the Prime Lease shall prevail unaffected by the Sublease. Any breach or violation of any provisions of the Prime Lease by Sublessee shall be deemed to be, and shall constitute, a breach or violation by IBM of such provisions.

     2. This consent is limited to this subletting to Sublessee only, and nothing contained herein shall be deemed a waiver of Master Landlord's right
under the Prime Lease to approve or disapprove in      writing any further
subletting by IBM or Sublessee of any part of the premises described in the Prime Lease, or approve or disapprove assignment of the Prime Lease or the Sublease.

     3. Although the Sublease has been delivered to you and for your information, nothing contained therein or herein shall be construed (a) as consent, approval or ratification by you of any of the specific provisions of the Sublease or as a representation or warranty by you, or (b) to modify, waive or affect any of the provisions, covenants or conditions set forth in the Prime Lease, and you shall not be bound or estopped in any way by any of the provisions of the Sublease. The Sublease shall be subject and subordinate at all times to the Prime Lease and to all of the covenants and conditions of the Prime Lease and of this consent.

     4. Neither the Sublease nor your consent to this subletting shall release or discharge IBM from any of IBM's liability under the Prime Lease. IBM shall continue during the term of the Prime Lease, including any renewals or extensions thereof, as provided for under the Prime Lease, to be liable and responsible for the due performance of all of the covenants, provisions and conditions set forth in the Prime Lease to be performed by Tenant thereunder. In addition, to the extent covenants, provisions and liability under the Prime Lease survive the expiration or earlier termination of the Prime Lease, IBM shall continue to be liable and responsible for same. IBM shall also be responsible for all charges incurred by or imposed upon Sublessee by Master Landlord for services rendered and materials supplied to Sublessee or the Sublet Space if not paid by Sublessee. Nothing herein contained is intended to waive any breach of the Prime Lease or any of your rights thereunder, or to enlarge or increase your obligations thereunder.

     5.   This consent shall not be assigned or transferred by IBM or Sublessee.

     6. Subject to paragraph 7 below, upon the expiration or earlier termination of the term of the Prime Lease, or in case of the surrender of the Prime Lease by IBM to you, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination or surrender, and Sublessee shall vacate the Sublet Space on or before such date in accordance with the provisions of the Prime Lease. If Sublessee fails to so vacate, you shall be entitled to all of the rights and remedies available to you against IBM and Sublessee under the Prime Lease and at law or in equity, by reason of such holdover.

     7. If IBM defaults under the Prime Lease you may, at your option and without terminating the Sublease, elect to collect from Sublessee (and Sublessee shall pay you on demand) the rent, additional rent and other sums then due or thereafter becoming due and payable from Sublessee to IBM pursuant to the terms of the Sublease, which payments to you shall constitute partial rent payments under the Prime Lease, but shall not affect or modify the relationship between the parties as Sublessor and Sublessee and Landlord and Tenant under the Sublease and Prime Lease or, except to the extent of sums actually received by you from Sublessee, affect or modify IBM's liability or obligations under the Prime Lease. If the Prime Lease shall expire or terminate during the term of the Sublease for any reason other than condemnation or destruction by fire or other cause, or if IBM shall surrender the Prime Lease to you during the term of the Sublease, you may, at your option elect to continue the Sublease (without any additional or further agreement of any kind on the part of the Sublessee) with the same force and effect as if you as Landlord and Sublessee as Tenant had entered into a lease as of the effective date of such expiration, termination or surrender for a term equal to the then remaining term of the Sublease, in which case Sublessee shall attorn to you and become your tenant pursuant to the covenants, provisions and conditions of the Sublease, however, such adoption and attornment shall not release IBM from the performance of what would have been "Tenant's obligations under the Prime Lease if the Prime Lease had not so expired or been so terminated or surrendered, and in no event shall you be (a) liable for any act or omission by IBM, (b) subject to any offsets or defenses which Sublessee had or might have against IBM, (c) bound by any rent or additional rent or other payment paid by Sublessee to IBM in advance (except to the extent you actually receive the same), or (d) bound by any amendment to the Sublease not consented to by you. You shall give at least three (3) days' written notice to IBM and Sublessee of your exercise of either or both of the options set forth in this Paragraph 7 in the manner provided in the Prime Lease for the giving of notices.

     8. Any notice or communication which any party hereto may desire or be required to give any other party under or with respect to this consent shall be given in the manner provided in the Prime Lease for the giving of notices and shall be addressed to such other party as follows:

TO IBM:                  IBM Real Estate Services
                         355 South Grand Avenue

                         12th Floor
                         Los Angeles, CA 90071
                         Attention: Program Manager

                         with a copy sent simultaneously to:

                         IBM Real Estate and Procurement Services
                              Old Orchard Road
                         Armonk, NY 10504
                         Attention:  Associate General Counsel
                                     Real Estate and Procurement
                                     Services

until otherwise directed in writing by Sublessor.

TO MASTER LANDLORD: As set forth in the Prime Lease

TO SUBLESSEE:       TeleTech Telecommunications, Inc.
                         2130 North Hollywood Way
                         Burbank, CA 91504
                         Attention: Mr. Kenneth D. Tuchman

                         with a copy sent simultaneously to:

                         Ahn & Lee
                         3435 Wilshire Boulevard
                         Suite 2000
                         Los Angeles, CA 90010-2006
                         Attention: Charles Ahn, Esq.

or at such other address as any other party hereto may have designated by notice given in accordance with the provisions of this Paragraph 8. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

     9. IBM and Sublessee hereby represent and warrant that the Sublease and the documents referenced therein contain the entire agreement of the parties thereto with respect to the subject matter thereof. IBM and Sublessee agree that no modification or amendment of the Sublease, that requires the approval of Master Landlord, will be made without the prior written consent of Master Landlord.

     10. Any rights and remedies of Sublessee, if any, will be solely against IBM and not against Master Landlord.

     11. This consent shall be construed in accordance with the laws of the State of California and contains the entire agreement of the parties hereto with
respect to the subject matter hereof and may not   be changed or terminated
orally or by course of conduct.

     12.  This consent shall be incorporated in the Sublease.

Your consent to this subletting shall not be effective until this letter is signed by you and delivered to IBM and until original counterparts, executed by duly authorized representatives of IBM and Sublessee, have been delivered by IBM and Sublessee, respectively, to you. This consent may be executed in counterpart and all counterparts shall together constitute one and the same instrument. Therefore, if you agree to the foregoing covenants, provisions and conditions, kindly sign below where indicated and return the two (2) originals of this letter to IBM, attention: Paul Dimeo, Program Manager. Please retain this letter for your file.

Very truly yours,


International Business Machines                   WITNESS:
Corporation, a New York corporation

By:
   ---------------------------                    ------------------------------
- --------------------------------------------------------------------------------
Title:
      ------------------------
Accepted this day of September, 1994.

Accepted this      day of September, 1994.

TeleTech Telecommunications, Inc.,
a California corporation

                                                  WITNESS:

By:
   ---------------------------                    ------------------------------
- --------------------------------------------------------------------------------
Title:
      ------------------------

Accepted this day of September, 1994.

CP Private Partners LP-1,                         Witness:
a Delaware limited partnership

By:  Cabot Partners Limited Partnership
Its: General Partner

                                                  ------------------------------
By:  Cabot Realty Advisers Corporation
Its: General Partner

     By:
        ----------------------
     Title:
           -------------------

                               SUBLEASE EXHIBIT C

           FLOOR PLAN OF SUBLEASE PREMISES (AND BUILDING PARKING AREA)

[Exhibit B consists of a sketch of the premises, including the parking area, subject to the sublease.]

SUBLEASE EXHIBIT D

MEMORANDUM OF SUBLEASE COMMENCEMENT

     By this MEMORANDUM dated ________________, 199__, the parties to the Sublease dated as of September 26, 1994 made by and between INTERNATIONAL BUSINESS MACHINES CORPORATION, as Sublessor and TELETECH TELECOMMUNICATIONS, INC., as Sublessee, agrees as follows with respect to the Sublease Premises located at 2103 N. Hollywood Way, Burbank, California 91504:

     1. The Sublease Premises have been delivered to and accepted by Sublessee.

     2. The Commencement Date of the Sublease is _____________, 1995. The term of the Sublease shall expire on January 14, 2000, unless sooner terminated pursuant to the
          Sublease.

     IN WITNESS WHEREOF, this MEMORANDUM has been executed by the duly authorized representative of Sublessor and Sublessee as of the date first above written.

Sublessor:

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
     ------------------------------------
     Paul Dimeo, Program Manager
     IBM Real Estate Services

Sublessee:

TELETECH TELECOMMUNICATIONS, INC.

By:
      --------------------------------
Title:
      --------------------------------

                               SUBLEASE EXHIBIT E

                         SUBLESSOR'S IMPROVEMENT LETTER

     This Sublessor's Improvement Letter supplements the Sublease Agreement ("SUBLEASE") dated as of September 26, 1994, executed concurrently herewith, by and between INTERNATIONAL BUSINESS
MACHINES CORPORATION, as Sublessor, and TELETECH TELECOMMUNICATIONS, INC., as Sublessee, covering certain premises described in the Sublease (the "SUBLEASE PREMISES"). Terms having their initial letters capitalized, but not otherwise defined herein, shall have the meanings ascribed to them in the Sublease.

     The parties hereby agree as follows:

1. BASE BUILDING DEFINITION. Sublessor shall construct the Building (except for the parking area layout) in accordance with the plans dated August 30, 1993, prepared by ISI and attached to this Sublessor's Improvement Letter as Schedule 1 (collectively referred to as the "BASE BUILDING IMPROVEMENTS").

2.   PLANS AND SPECIFICATIONS.

     2.1 AGREEMENT ON PLANS AND SPECIFICATIONS. Sublessee and Sublessor have agreed on complete construction documents for the Sublease Premises, which are plans and specifications for the layout, improvement and finish of the Sublease Premises consistent with the design and construction of the Base Building Improvements (collectively, "CONSTRUCTION PLANS"). All improvements required by the Construction Plans that are not part of the Base Building Improvements shall be called "SUBLESSEE IMPROVEMENTS".

     2.1.1 On or before September 26, 1994, Sublessor shall submit to Sublessee a written estimate ("ESTIMATE") of the cost of all Sublessee Improvements, including the general contract, subcontract, purchase order, or labor and materials cost of the Sublessee Improvements, plus the general contractor's fee and general conditions charges, if any. The Estimate will include cost estimates for the following items: (a) the HVAC control system and 2 1/2 ton HVAC unit for the kitchen, (b) the cost of metal locking thermostat covers, (c) the cost of upgrading the telecom cabling and jacks from Category 3 to Category 5, (d) the additional cost of Ledalite pendant light fixtures above parabolic light fixtures for the Sublease Premises, (e) the additional cost of any other item to be added by Sublessee to the Construction Plans without a corresponding cost saving deletion after the September 26, 1994, Construction Plans have been completed and approved by both parties (collectively, the "TELETECH UPGRADES").

     2.1.2 If the Estimate is for less than Thirty-Five Dollars ($35.00) per square foot of rentable Sublease Premises, Sublessee shall have five (5) business days after its receipt of the Estimate to approve such Estimate. If the Estimate exceeds Thirty-Five Dollars ($35.00) per square foot of rentable Sublease Premises (which results in an Estimate greater than $1,574,055.00, based on a Sublease Premises size of 44,973 square feet), then Sublessee shall have ten (10) business days after its receipt of the Estimate to coordinate with Sublessor's architect and contractor, revise the Construction Plans, and approve of such revised Estimate, if any. Upon Sublessee's approval of the Estimate, Sublessor shall commence construction of the Sublessee Improvements. Provided that Sublessor's architect and contractor provide Sublessee with a revised Estimate within two (2) business days after Sublessee presents its requested changes to Sublessee's architect and contractor, any delay beyond the time permitted herein in obtaining Sublessee's approval of the Estimate shall be deemed a Sublessee Delay.

     2.1.3 Construction of the Sublessee Improvements shall be the responsibility of Sublessor. Sublessor shall be responsible for compliance and coordination of the Construction Plans with the mechanical and electrical elements of the Building and compliance of the Sublessee Improvements with all governmental codes, rules, laws and regulations. Sublessor shall secure the approval of governmental authorities and obtain all permits required by governmental authorities having jurisdiction over the Sublessee Improvements, with Sublessee's cooperation to the extent reasonably required.

     2.2 AS-BUILT PLANS. Within sixty (60) days after the occupancy of the Sublease Premises, Sublessor shall provide to Sublessee a set of "as-built" plans incorporating all changes and/or revisions to the Construction Plans.

     2.3 CONSTRUCTION MONITORING AND PAYMENT RECONCILIATION. Sublessor shall keep Sublessee fully informed with respect to construction progress and the costs actually incurred by Sublessor at all times during the construction of the Sublessee Improvements. As soon as practicable after the Commencement Date, Sublessor shall prepare and submit to Sublessee a statement showing a complete cost itemization for the Sublessee Improvements.

          2.3.1 Sublessor shall pay for the actual cost of the Sublessee Improvements ("BUILDOUT COST") (after deducting the actual cost of the TeleTech Upgrades) up to a maximum of Thirty-Five Dollars ($35.00) per square foot of rentable Sublease Premises. Sublessee may elect to substitute certain items with items of equal value provided the Buildout Cost remains unchanged.

          2.3.2 If the Buildout Cost (after deduction of the actual cost of the Teletech Upgrades) is less than Thirty Dollars ($30.00) per square foot of rentable Sublease Premises, then Sublessor shall pay to Sublessee an amount equal to fifty percent (50%) of the difference between: (a) Thirty Dollars ($30.00) multiplied by the rentable square feet of the Sublease Premises, and
(b) the Buildout Cost (after deduction of the actual cost of the Teletech Upgrades).

          2.3.3 If the Buildout Cost (after deduction of the actual cost of the Teletech Upgrades) is more than Thirty-Five Dollars ($35.00) per square foot of rentable Sublease Premises, then Sublessee shall pay to Sublessor the difference between: (a) the Buildout Cost (after deduction of the actual cost of the Teletech Upgrades), and (b) Thirty-Five Dollars ($35.00) multiplied by the rentable square feet of the Sublease Premises within thirty (30) days after Sublessee's receipt of the cost itemization for the Sublessee Improvements.

          2.3.4 Within thirty (30) days after receipt of the cost itemization for the Sublessee Improvements, Sublessee shall pay to Sublessor the actual cost of the Teletech Upgrades after deduction for any cost saving deletions or substitutions by Sublessee to the Construction Plans.

3.   CONSTRUCTION.

     3.1 CONSTRUCTION COMMENCEMENT. Following Sublessee's approval of the Estimate of the cost of all Sublessee Improvements, a contractor or contractors selected and employed by Sublessor shall commence and diligently proceed to construct and complete all Sublessee Improvements.

     3.2 PUNCH LIST. On or before the date upon which Sublessee occupies the Sublease Premises, Sublessor shall cause the general contractor to inspect the Sublease Premises with a representative of Sublessee and complete a written punch list of unfinished items of Sublessee Improvements prior to Sublessee's moving into the Sublease Premises. Sublessee's representative shall execute said punch list to indicate approval thereof.

     3.3 WARRANTY. Upon completion of the Sublessee Improvements, Sublessor represents, warrants, and covenants the following to Sublessee:

          3.3.1 The Base Building Systems servicing the Sublease Premises conform to the Construction Plans, comply with all applicable governmental codes, rules, laws and regulations, and have received all required permits.

          3.3.2 The Sublessee Improvements conform to the Construction Plans, comply with all applicable governmental codes, rules, laws and regulations, and have received all required permits.

          3.3.3 The roof to the Building passed water testing and inspection within sixty (60) days prior to the Commencement Date and has a remaining service life beyond the Sublease Term.

          3.3.4 Sublessor will cooperate with Sublessee in Sublessee obtaining the benefit of any warranties or guaranties for the Sublessee Improvements and for the portion of Base Building Systems servicing the Sublease Premises. Upon request from Sublessee, Sublessor will assign any rights under such warranties or guaranties to Sublessee.

4. CHANGES, ADDITIONS OR ALTERATIONS. If Sublessee shall request any change, addition or alteration in the Construction Plans ("Change Order"), Sublessor shall, before proceeding with any Change Order, submit to Sublessee an estimate of the additional costs or savings involved and the period of time, if any, by which the change will affect the completion date for construction of the Sublessee Improvements. If Sublessee fails to approve such estimate within five
(5) business days following receipt thereof, the same shall be deemed disapproved and Sublessor shall not proceed with the Change Order. If Sublessee approves said estimate within said period, Sublessor shall cause the approved Change Order to be made. The delay, if any, specified in the approved estimate by Sublessor shall be considered a Sublessee Delay under Section 5. Sublessor shall promptly proceed with the Change Order as soon as reasonably practical after Sublessee's approval of the foregoing estimate by Sublessor. Notwithstanding the foregoing, Sublessee shall not be responsible for the additional cost for any Change Order(s) to the extent that other Change Order(s) result in cost savings to the actual Buildout Cost.

5. DELAY. Sublessee shall be responsible only for, and pay costs and expenses incurred by Sublessor in connection only with delays in the commencement or completion of the Sublessee Improvements. The date on which the Sublease Premises are ready for occupancy in accordance with Section 2.1 of the Sublease shall be determined without regard to any delay in the commencement or completion of the Sublessee Improvements described in this Sublessor's Improvement Letter, caused by (a) Sublessee's failure to approve or disapprove the Estimate within the time period required herein, or (b) any other delay requested or caused solely by Sublessee, including delays caused by Change Orders requested by Sublessee. The foregoing delays are referred to herein and in the

Sublease as "SUBLESSEE DELAY". All other delays (including FORCE MAJEURE events) shall be deemed delays by Sublessor.

6. REASONABLE DILIGENCE. Both Sublessor and Sublessee agree to use reasonable diligence in performing all of their respective obligations and duties under this Sublessor's Improvement Letter and in proceeding with the construction and completion of the Base Building Improvements and all Sublessee Improvements in the Sublease Premises.

Sublessor:

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
     ---------------------------
     Paul Dimeo, Program Manager
     IBM Real Estate Services

Sublessee:

TELETECH TELECOMMUNICATIONS, INC.

By:
     ---------------------------
     Kenneth D. Tuchman, President

                  SCHEDULE 1 TO SUBLESSOR'S IMPROVEMENT LETTER

                           BASE BUILDING IMPROVEMENTS



                   Page S-1 to Sublessor's Improvement Letter

                              SUBLEASE EXHIBIT F

                             RULES AND REGULATIONS

1. No advertisements, pictures or signs of any sort shall be displayed on or outside the premises without the prior written consent of Sublessor. This prohibition shall include any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Sublessor shall have the right to remove any such unapproved item without notice and at Sublessee's expense.

2. Sublessee shall not park or store motor vehicles, trailers or containers outside of the Sublease Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Sublessor.

3. Sublessee shall not use any method of heating or air-conditioning other than that supplied by Sublessor without the prior written consent of Sublessor.

4. All window coverings and window films or coatings installed by Sublessee and visible from outside of the Building require the prior written approval of Sublessor. Except for dock shelters and seals as may be expressly permitted by Sublessor, no awnings or other projections shall be attached to the outside walls of the Building.

5. Sublessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Sublease Premises unless approved by Sublessor. Sublessee shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

6. Sublessee shall comply with all reasonable requirements of the Sublessor's insurance underwriters, which do not conflict with its rights under the Prime Lease.

7. Sublessee shall not use, keep or permit to be used or kept food or other edible materials in or around the Sublease Premises in such a manner as to attract
                                       F-1
     rodents, vermin or other pests. Sublessee shall not permit cooking in or about the Sublease Premises.

8. Sublessee shall not use or permit the use of the Sublease Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

9. Sublessee shall not alter any lock or install any new locks or bolts on any door at the Sublease Premises without the prior written consent of Sublessor. Sublessee agrees not to make any duplicate keys without the prior consent of Sublessor.

10. Sublessee shall park motor vehicles only in those general parking areas as designated by Sublessor except for active loading and unloading of containers. Sublessee shall not permit or otherwise allow any portion of the parking areas, other than those portions designated as loading areas, to be used for any purpose other than the parking of vehicles no larger than full sized passenger automobiles or pick-up trucks. Sublessee shall not unreasonably interfere with traffic flow within the parking area and loading and unloading areas of other sublessees.

11. Storage of forklift propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Sublessor. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. Sublessee shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

12. Sublessee shall not disturb, solicit or canvas any sublessee of the Building and shall cooperate to prevent same.

13.  No person shall go on the roof without Sublessor's permission.

14. No animals, fish or birds of any kind may be brought into or kept in or about the Sublease Premises.

15. Machinery, equipment, and apparatus belonging to Sublessee which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Sublessor or other sublessees or to cause harm to the Building, shall be placed and maintained by Sublessee, at Sublessee's expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Sublessee shall cease using any such machinery which causes objectionable noise and vibration which cannot be sufficiently mitigated.

16. All goods, including material used to store goods, delivered to the Sublease Premises of Sublessee shall be immediately moved into the premises and shall not be left in parking or exterior loading areas overnight.

17. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking area or on streets adjacent thereto.

18. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

19. Sublessee is responsible for the safe storage and removal of all pallets. Pallets shall be stored behind screened enclosures at locations approved by the Sublessor. If pallets are stored within the premises, storage shall comply with safe practices as described in [Factory Mutual Loss Prevention Data Sheet 8-24].

20. Sublessee is responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Sublessor. Sublessor reserves the right to remove, at Sublessee's expense without further notice, any trash or refuse left elsewhere outside of the Sublease Premises.

21. Sublessee shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the premises. No displays or sales of merchandise shall be allowed in the parking area or other common areas.

22. [Sublessee shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open, and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Sublease Premises.]

                               September 26, 1994

Mr. Paul DiMeo
Program Manager
IBM Real Estate Services
International Business Machines Corporation
355 S. Grand Avenue
12th Floor
Los Angeles, 90071-0737

Re:  2130 North Hollywood Way Parking - Letter Agreement
     ---------------------------------------------------

Dear Paul:

     This letter will confirm our understanding that in addition to our parking rights for the above-referenced property as set forth in that certain Sublease Agreement made as of September 26, 1994, ("SUBLEASE") between International Business Machines Corporation, a New York corporation ("SUBLESSOR"), and Teletech Telecommunications, Inc., a California corporation ("SUBLESSEE"), Sublessee has certain additional parking rights:

     Until such time as Sublessor has other subtenants occupying the Building, Sublessee has the right to use all the parking spaces available for the Project except for those parking spaces immediately adjacent to the Building shown on the parking plan attached hereto as Parking Exhibit A.

     Unless a different meaning is clearly expressed in this Letter Agreement, all terms herein having their initial letters capitalized and used without definition shall have the meaning ascribed to them in the Sublease.

                              Very truly yours,

                              Teletech Telecommunications, Inc., a California corporation

                              By:   /s/ Kenneth Tuchman
                                   ---------------------------
                                     Kenneth D. Tuchman
                                          Its: President

Mr. Paul DiMeo
International Business Machines Corporation
September 26, 1994
Page 2

Acknowledged and agreed as of September 26, 1994.

International Business Machines Corporation



By:   /s/ Paul Dimeo
   ------------------------------
     Paul Dimeo, Program Manager
     IBM Real Estate Services